                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT


                                      AMONG


                                    HCA INC.
                    (formerly HCA - THE HEALTHCARE COMPANY),


                                  AS BORROWER,


                            THE LENDERS PARTY HERETO,


                                       AND


                         TORONTO DOMINION (TEXAS) INC.,
                             as Administrative Agent


                            Dated as of June 28, 2001
                  and Amended and Restated as of July 31, 2001

                                TABLE OF CONTENTS


Definitions.......................................................................1

ARTICLE II

Loans............................................................................19
              Section 2.1  Loans.................................................19
              Section 2.2  Manner of Borrowing and Disbursement..................20
              Section 2.3  Interest..............................................22
              Section 2.4  Fees..................................................23
              Section 2.5  Reduction of Commitment...............................24
              Section 2.6  Prepayment............................................24
              Section 2.7  Repayment.............................................24
              Section 2.8  Notes; Loan Accounts..................................25
              Section 2.9  Manner of Payment.....................................25
              Section 2.10 Reimbursement.........................................29
              Section 2.11 Sharing of Payments...................................30
              Section 2.12 Capital Adequacy......................................30
              Section 2.13 Mitigation Obligations; Replacement of Lenders........31

ARTICLE III

Conditions Precedent.............................................................32
              Section 3.1  Conditions Precedent to Effectiveness of Agreement....32
              Section 3.2  Conditions Precedent to Effectiveness of Amendment....34
              Section 3.3  Conditions Precedent to Each Advance..................35

ARTICLE IV

Representations and Warranties...................................................36
              Section 4.1  Corporate Organization and Existence..................36
              Section 4.2  Subsidiaries..........................................37
              Section 4.3  Financial Information.................................37
              Section 4.4  Changes in Condition..................................38
              Section 4.5  Assets................................................38
              Section 4.6  Litigation............................................38

              Section 4.7  Tax Returns...........................................39
              Section 4.8  Contracts, etc........................................39
              Section 4.9  No Legal Obstacle to Agreement........................39
              Section 4.10 Defaults..............................................40
              Section 4.11 Burdensome Obligations................................40
              Section 4.12 Pension Plans.........................................40
              Section 4.13 Disclosure............................................40
              Section 4.14 Environmental and Public and Employee Health and
              Safety Matters.....................................................41
              Section 4.15 Federal Regulations...................................41
              Section 4.16 Investment Company Act; Other Regulations.............42
              Section 4.17 Securities Act Representations........................42
              Section 4.18 Additional Securities Law Representations.............42
              Section 4.19 Survival of Representations and Warranties, etc.......43

ARTICLE V

General Covenants................................................................43
              Section 5.1  Taxes, Indebtedness, etc..............................43
              Section 5.2  Maintenance of Properties; Compliance with Law........44
              Section 5.3  Transactions with Affiliates..........................44
              Section 5.4  Insurance.............................................45
              Section 5.5  Financial Statements..................................45
              Section 5.6  Ratio of Consolidated Total Debt to Consolidated
              Total Capitalization...............................................48
              Section 5.7  Interest Coverage Ratio...............................48
              Section 5.8  Distributions.........................................48
              Section 5.9  Merger or Consolidation...............................49
              Section 5.10 Sales of Assets.......................................49
              Section 5.11 Compliance with ERISA.................................49
              Section 5.12 Negative Pledge.......................................50
              Section 5.13 Sale-and-Lease-back Transactions......................51
              Section 5.14 [Reserved]............................................52
              Section 5.15 Use of Proceeds.......................................52
              Section 5.16 Indemnity.............................................52
              Section 5.17 Collateral Maintenance................................53
              Section 5.18 Securities Law Covenants..............................55

ARTICLE VI

Default..........................................................................56
              Section 6.1  Events of Default.....................................56
              Section 6.2  Annulment of Defaults.................................60
              Section 6.3  Waivers...............................................60

ARTICLE VII

The Administrative Agent.........................................................61
              Section 7.1  Appointment and Authorization.........................61
              Section 7.2  Delegation of Duties..................................61
              Section 7.3  Interest Holders......................................61
              Section 7.4  Consultation with Counsel.............................62
              Section 7.5  Documents.............................................62
              Section 7.6  Agents and Affiliates.................................62
              Section 7.7  Responsibility of the Administrative Agent............62
              Section 7.8  Action by Administrative Agent........................63
              Section 7.9  Notice of Default.....................................63
              Section 7.10 Responsibility Disclaimed.............................64
              Section 7.11 Indemnification.......................................64
              Section 7.12 Credit Decision.......................................65
              Section 7.13 Successor Administrative Agent........................65

ARTICLE VIII

Change in Circumstances Affecting LIBOR Advances.................................66
              Section 8.1  LIBOR Basis Determination Inadequate..................66
              Section 8.2  Illegality............................................66
              Section 8.3  Increased Costs.......................................67
              Section 8.4  Effect On Other Advances..............................68

ARTICLE IX

Miscellaneous....................................................................69
              Section 9.1  Notices...............................................69
              Section 9.2  Expenses..............................................70
              Section 9.3  Waivers...............................................71
              Section 9.4  Set-Off...............................................71

              Section 9.5  Assignment............................................72
              Section 9.6  Tax Treatment.........................................75
              Section 9.7  Counterparts..........................................76
              Section 9.8  Governing Law.........................................76
              Section 9.9  Severability..........................................76
              Section 9.10 Headings..............................................76
              Section 9.11 Interest..............................................77
              Section 9.12 Entire Agreement......................................77
              Section 9.13 Amendment and Waiver..................................77
              Section 9.14 Other Relationships...................................78
              Section 9.15 Confidentiality.......................................78
              Section 9.16 Survival of Various Provisions........................78

ARTICLE X

Waiver of Jury Trial.............................................................79
              Section 10.1 Waiver of Jury Trial..................................79


                                    Exhibits

Exhibit A -   Form of Assignment and Assumption Agreement
Exhibit B -   Form of Request for Advance
Exhibit C -   Form of Promissory Note
Exhibit D -   Form of Borrower's Loan Certificate
Exhibit E-1 - Form of Opinion of Borrower's Counsel
Exhibit E-2 - Form of Opinion of Borrower's In-House Counsel

                                    Schedules

Schedule 1 -  Subsidiaries
Schedule 2 -  Litigation
Schedule 3 -  Indebtedness
Schedule 4 -  Address for Notices
Schedule 5 -  Applicable Margins and Facility Fee Rate

                                 LOAN AGREEMENT


                                      AMONG


                                    HCA INC.
                    (formerly HCA - THE HEALTHCARE COMPANY),


                            THE LENDERS PARTY HERETO,


                                       AND


                         TORONTO DOMINION (TEXAS) INC.,
                             as Administrative Agent


                            Dated as of June 28, 2001
                  and Amended and Restated as of July 31, 2001



        WHEREAS, the Borrower (as defined below) has requested and the Lenders (as defined below) have agreed, subject to the terms and conditions set forth herein, to make available to the Borrower a credit facility;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

        For the purposes of this Agreement:

        "Acceleration Event" shall mean that on any Valuation Date while the Number of Shares under the Master Agreement is greater than zero, (i) the Closing Price (determined without regard to the proviso to the definition thereof) is less than $18.00; (ii) the Borrower shall fail to perform any agreement or obligation under the

Registration Rights Agreement, after any applicable grace period has elapsed; or
(iii) any representation made by the Borrower therein shall prove to be incorrect in any material respect, and, in the case of (i) (ii) or (iii), the Majority Lenders, within ten (10) Business Days, elect to accelerate the Loans by delivery of written notice of such election to Borrower.

        "Administrative Agent" shall mean Toronto Dominion (Texas) Inc., in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 7.13 hereof.

        "Administrative Agent's Office" shall mean the office of the Administrative Agent located at the address set forth in Section 9.1 hereof, or such other office as may be designated pursuant to the provisions of Section 9.1 hereof.

        "Advance" shall mean, with respect to a Lender, any amount advanced by such Lender to the Borrower pursuant to a Request for Advance under Article 2 hereof on the occasion of any borrowing; and Advances shall mean more than one Advance by one or more Lenders, as the context shall require.

        "Affiliate" shall mean (a) any director or officer of any corporation or partner or joint venturer or Person holding a similar position in another Person or members of their families, whether or not living under the same roof, or any Person owning beneficially more than 5% of the outstanding common stock or other evidences of beneficial interest of the Person in question, (b) any Person of which any one or more of the Persons described in clause (a) above is an officer, director or beneficial owner of more than 5% of the shares or other beneficial interest and (c) any Person controlled by, controlling or under common control with the Person in question.

        "Agreement" shall mean this Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

        "Agreement Date" shall be June 28, 2001.

        "Amendment Date" shall be July 31, 2001.

        "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

        "Applicable Margin" shall mean during a Level I Period, Level II Period, Level III Period or Level IV Period the rate per annum set forth in Schedule 5. The Applicable Margin shall be fixed at Level II for the period beginning on the Agreement Date and ending on October 31, 2001. Increases or decreases in the Applicable Margin shall become effective on the first day of the Level I Period, Level II Period, Level III Period or Level IV Period as the case may be, to which such Applicable Margin relates.

        "Assignment and Assumption Agreement" shall mean any Assignment and Assumption Agreement in substantially the form of Exhibit A attached hereto, pursuant to which a Lender may, as further provided in Section 9.5 hereof, sell all or a portion of its Loans or Commitment.

        "Attributable Debt": (i) as to any capitalized lease obligations, the Indebtedness carried on the balance sheet in respect thereof in accordance with GAAP and (ii) as to any operating leases, the total net amount of rent required to be paid under such leases during the remaining term thereof.

        "Auditor" shall mean any independent certified public accountant of nationally recognized standing and reputation selected by the Borrower.

        "Authorized Signatory" shall mean, with respect to the Borrower, the president, any vice president, the chief financial officer, the treasurer or the controller of such Person or any other duly authorized representative of such Person designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

        "Available Commitment" shall mean, as of any particular time, (a) the Commitment minus (b) the sum of the Loans then outstanding.

        "Borrower" shall mean HCA Inc. (formerly HCA - The Healthcare Company) ("HCA").

        "Borrowing" shall mean all the Advances initially made to the Borrower on the same day pursuant to a Request for Advance or a notice by telephone permitted by Section 2.2 hereof.

        "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for or contemplated by this Agreement in London, England and New York, New York, as relevant to the determination to be made or the action to be taken, in each case as determined by the Administrative Agent.

        "Change in Control" shall mean that with respect to any corporation,
(a) any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than the Borrower, shall acquire more than 50% of the Voting Stock of such corporation or (b) any Person or group (as defined in preceding clause (a)), other than the Borrower, shall acquire more than 20% of the Voting Stock of such corporation and, at any time following an acquisition described in this clause (b), the Continuing Directors shall not constitute a majority of the board of directors of such corporation.

        "Closing Price" on any Valuation Date is the closing price of the Shares on the Exchange as reported by the Exchange on the Exchange Business Day immediately preceding such Valuation Date; provided, that if after 90 days following the date of filing of the Registration Statement pursuant to the Registration Rights Agreement, (i) the Registration Statement is not effective or (ii) the Borrower has notified the Administrative Agent that the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be state therein or necessary to make the statements therein not misleading, the Closing Price solely for purposes of determining the Collateral Value shall be the price per share determined by the Administrative Agent using the following formula:

               Closing Price = P * (1 - (X/100) )

where

P equals the closing price of the Shares on the Exchange as reported by the Exchange on the Exchange Business Day immediately preceding the relevant Valuation Date, and

X equals the number of New York Business Days from, but excluding, the Start Date (as defined below) to, and including, the Valuation Date, but in no case shall this number be greater than 20.

For this purpose, "Start Date" means, in a case referred in clause (i), the 91st day following the date of filing of the Registration Statement, and (ii) in a case referred to in clause (ii), the day on which the Borrower gives notice of the relevant untrue statement or omission of a material fact pursuant to the Registration Rights Agreement.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall mean the Borrower's rights under and interests in the Master Agreement, any Eligible Collateral deposited or required to be deposited pursuant to Section 5.17 hereof and all other property at any time subject to or intended to be subject to the Lien created by the Security Agreement.

        "Collateral Payment Date" shall mean, in relation to any Valuation Date, the next day following such Valuation Date that is both a New York Business Day and a Local Business Day; provided that if the Borrower shall be required to deliver Eligible Collateral for such Valuation Date, the Collateral Payment Date shall be the first New York Business Day and Local Business Day on which the Administrative Agent shall have provided notice of the Collateral Value and the Collateral Requirement by 12:00 p.m., New York time (it being understood that if the Administrative Agent delivers such notice after 12:00 p.m., New York time, on any day, it shall be deemed to be delivered the next New York Business Day and Local Business Day).

        "Collateral Requirement" shall mean, on any date, the outstanding principal of the Loans.

        "Collateral Value" on any date is an amount equal to the sum of: (i) the Closing Price for such date multiplied by the aggregate Number of Shares under the Master Agreement, (ii) the value of the Eligible Collateral on deposit with the Administrative Agent on such date, determined in accordance with Section
5.17 and (iii) the face amount of any LOC posted by the Borrower that meets the LOC Criteria.

        "Commitment" shall mean the obligation of the Lenders, in accordance with their respective Commitment Ratios, to advance to the Borrower the sum of up to (i) for the period from and including the Agreement Date to but excluding the Amendment Date, $300,000,000 and (ii) for the period from and including the Amendment Date to but excluding the Maturity Date, $500,000,000 under the Revolving

Commitment and the Term Commitment pursuant to the terms and subject to the conditions hereof, as such obligation may be reduced from time to time pursuant to the terms hereof.

        "Commitment Ratio" shall mean, with respect to any Lender, the percentage as of the date of determination in which a Lender is severally bound to satisfy the Commitment to make Advances to the Borrower pursuant to the terms hereof, which as of the Agreement Date is as set forth below (and which will be deemed modified to give effect to any assignment by a Lender under Section 9.5 hereof):

        Lenders                         Percentage
        -------                         ----------
        Canadian Investments LLC        100%


        "Consolidated Assets" shall mean: the consolidated assets of the Borrower and its Subsidiaries, determined in accordance with GAAP.

        "Consolidated Earnings Before Interest and Taxes" shall mean for any period for which the amount thereof is to be determined, Consolidated Net Income for such period plus (i) all amounts deducted in computing such Consolidated Net Income in respect of interest expense on Indebtedness and income taxes and (ii) non-recurring charges incurred or made as of or for the fiscal quarters ending on or after June 30, 2000, related to the Borrower's partial settlement with the Department of Justice not exceeding in the aggregate $745,000,000 on a pre-tax basis.

        "Consolidated Interest Expense" shall mean for any period for which the amount thereof is to be determined, all amounts deducted in computing Consolidated Net Income for such period in respect of interest expense on Indebtedness determined in accordance with GAAP.

        "Consolidated Net Income" shall mean for any period, the consolidated net income, if any, after taxes, of the Borrower and its Subsidiaries for such period determined in accordance with GAAP; provided, however, that Consolidated Net Income shall not include any gain or loss attributable to extraordinary items, any sale of assets not in the ordinary course of business or any taxes or tax savings as a result thereof.

        "Consolidated Net Tangible Assets" shall mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities as disclosed on the consolidated balance sheet of the Borrower (excluding any thereof which are by their terms extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding any deferred income taxes that are included in current liabilities), and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Borrower and computed in accordance with GAAP.

        "Consolidated Net Worth" shall mean, as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity and Temporary Equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

        "Consolidated Total Capitalization" shall mean for any period for which the amount thereof is to be determined, the sum of Consolidated Net Worth at such date and Consolidated Total Debt at such date.

        "Consolidated Total Debt" shall mean the aggregate of all Indebtedness (including the current portion thereof) of the Borrower and its Subsidiaries in conformity with GAAP on a consolidated basis.

        "Continuing Director" shall mean any member of the Board of Directors of the Borrower who is a member of such Board on the date of this Agreement, and any Person who is a member of such Board and whose nomination as a director was approved by a majority of the Continuing Directors then on such Board.

        "Control Group Person" shall mean any Person which is a member of the controlled group or is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code or Section 4001(b)(1) of ERISA.

        "Default" shall mean any Event of Default, and any other event specified in Section 6.1 hereof which with any passage of time or giving of notice (or both) would constitute such event an Event of Default.

        "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) LIBOR plus (b) the Applicable Margin plus (c) two percent (2%).

        "Distribution" shall mean (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower other than dividends payable solely in shares of common stock of the Borrower;
(b) the pur chase, redemption or other acquisition of any shares of any class of capital stock of the Borrower directly or indirectly through a Subsidiary or otherwise; and (c) any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

        "Dollars" or "$": dollars in lawful currency of the United States of America.

        "Effective Date" has the meaning ascribed to it in the Master Agreement.

        "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000 (or such lesser amount as shall be satisfactory to the Borrower); (ii) a commercial bank organized under the laws of any other country, or a political subdivision of any such country, having total assets in excess of $5,000,000,000 (or such lesser amount as shall be satisfactory to the Borrower) or the equivalent thereof; or (iii) any other financial institution which is engaged in making, purchasing, or otherwise investing in commercial loans for its own account in the ordinary course of business.

        "Eligible Collateral" shall mean cash and U.S. Treasury Bills having a maturity not later than three (3) months after the Collateral Payment Date on which they are delivered to the Administrative Agent.

        "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "Event of Default" shall mean any of the events specified in Section 6.1 hereof, provided that any requirement for the giving of notice or lapse of time, or both, has been satisfied.

        "Exchange" has the meaning ascribed to it in the Master Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Business Day" shall mean a Business Day on which the Exchange is open for normal business.

        "Facility Fee" has the meaning ascribed to it in Section 2.4(b).

        "Facility Fee Rate" shall mean, during a Level I Period, Level II Period, Level III Period or Level IV Period, the rate per annum set forth under the relevant column heading on Schedule 5. The Facility Fee Rate shall be fixed at Level II for the period beginning on the Agreement Date and ending on October 31, 2001. Increases or decreases in the Facility Fee Rate shall become effective on the first day of the Level I Period, Level II Period, Level III Period or Level IV Period, as the case may be, to which such Facility Fee Rate relates.

        "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a New York Business Day, for the next preceding New York Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a New York Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

        "Fee Agreement" shall mean any and all agreements by and between the Borrower on the one hand and the Administrative Agent on the other hand or the Borrower on the one hand and the Lenders (or any of them) on the other hand, setting forth the applicable fees relating to this Agreement.

        "Financing Lease" shall mean any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

        "GAAP": (a) with respect to determining compliance by the Borrower with the provisions of subsections 5.6, 5.7, 5.10 and 5.12, generally accepted accounting principles in the United States of America consistent with those utilized in preparing the audited financial statements referred to in subsection
4.3 and (b) with respect to the financial statements referred to in subsection
4.3 or the furnishing of financial statements pursuant to subsection 5.5 and otherwise, generally accepted accounting principles in the United States of America from time to time in effect.

        "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantee Obligation" shall mean any arrangement whereby credit is extended to one party on the basis of any promise of another, whether that promise is expressed in terms of an obligation to pay the Indebtedness of another, or to purchase an obligation owed by that other, to purchase assets or to provide funds in the form of lease or other types of payments under circumstances that would enable that other to discharge one or more of its obligations, whether or not such arrangement is listed in the balance sheet of the obligor or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

        "Indebtedness" shall mean, with respect to a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument,
(b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person in excess of $1,000,000, (d) all liabilities secured by any Lien on any property owned by the Borrower or any Subsidiary even though such Person has not assumed or otherwise become liable for the payment thereof and (e) all Guarantee Obligations relating to any of the foregoing in excess of $1,000,000.

        "Initial Price" has the meaning ascribed to it in the Master Agreement.

        "Insolvency" or "Insolvent": at any particular time, a Multiemployer Plan which is insolvent within the meaning of Section 4245 of ERISA.

        "Interest Period" for an Advance shall mean, in the case of the initial Interest Period, the period commencing on the date that Advance is made and ending on the numerically corresponding day in the third month thereafter, and, in the case of each subsequent Interest Period for such Advance shall mean each successive three month period thereafter beginning on the last day of the preceding Interest Period for such Advance and ending on the numerically corresponding day in the third month thereafter. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any applicable Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month; and (iii) no Interest Period shall extend beyond the Maturity Date or such earlier date as is necessary so as not to interfere with the repayment obligations of the Borrower under Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

        "Interest Rate Basis" shall mean the LIBOR Basis.

        "Lender" shall mean any lender whose name is set forth on the signature pages hereof in such capacity and any assignees of the Lenders which hereafter become parties hereto pursuant to and in accordance with Section 9.5 hereof; and "Lenders" shall mean some or all of such Persons.

        "Level I Period" shall mean any period during which the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Borrower that has been publicly issued are BBB- or better or Baa3 or better, respectively.

        "Level II Period" shall mean any period during which the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Borrower that has been publicly issued are BB+ or Ba1, respectively.

        "Level III Period" shall mean any period during which the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Borrower that has been publicly issued are BB or Ba2, respectively.

        "Level IV Period" shall mean any period during which the publicly announced ratings by S&P or Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Borrower that has been publicly issued are equal to or below BB- or unrated or equal to or below Ba3 or unrated, as the case may be.

provided, that if on any day the ratings by S&P and Moody's do not coincide for any rating category and the Level differential is (x) one level, then the higher rating will be the applicable Level; (y) two levels, the Level at the midpoint will be the applicable Level; and (z) more than two levels, the lower of the intermediate Levels will be the applicable Level.

        "LIBOR" shall mean, for any Interest Period, the interest rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, on the first day of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), "LIBOR" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Reference Bank is offered Dollar deposits at or about 11:00 a.m., New York City time, on the first day of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

        "LIBOR Advance" shall mean an Advance which bears interest at the LIBOR Basis which the Borrower requests to be made in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000 and in an integral multiple of $250,000, except for a LIBOR Advance which is in an amount equal to the unused amount of the Commitment, which Advance may be in such amount (but in no event less than $500,000).

        "LIBOR Basis" shall mean a simple per annum interest rate equal to the sum of (a) LIBOR plus (b) the Applicable Margin. The LIBOR Basis shall be rounded upward, if necessary to the nearest one hundredth of one percent (1/100%), and, once determined, shall be subject to Article 8 hereof and shall remain unchanged during the applicable Interest Period.

        "LIBOR Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the actual reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), to the extent each Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time.

        "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

        "Loan Documents" shall mean this Agreement, the Notes, the Fee Agreement, the Registration Rights Agreement, the Security Agreement, the Master Agreement and each Request for Advance and all other documents and agreements executed or delivered in connection with or contemplated by this Agreement.

        "Loans" shall mean amounts advanced by the Lenders to the Borrower under the Commitment, not to exceed the Commitment, and evidenced by the Notes.

        "LOC" has the meaning ascribed to it in Section 5.17(c).

        "Local Business Day" shall mean, in relation to the Borrower, a day on which banks are not required or authorized by law to close in Nashville, Tennessee, and, in relation to any other Person, a day on which banks are not required or authorized by law to close in the place specified in this Agreement in relation to that Person.

        "LOC Criteria" has the meaning ascribed to it in Section 5.17(c).

        "London Banking Day" shall mean a day, other than a Saturday or a Sunday, on which banks and foreign exchange markets are scheduled to be open for the transaction of business in the London interbank deposit market.

        "Majority Lenders" shall mean (x) those Lenders holding at least 51% of the outstanding Loans (or, if no Loans are outstanding, 51% of the Commitments) and (y) so long as it is a Lender, Canadian Investments LLC.

        "Master Agreement" shall mean, collectively, the Amended and Restated Master Agreement dated as of June 28, 2001 between the Borrower and Canadian Investments LLC as supplemented by the Confirmations dated June 28, 2001 and July 31, 2001 entered into thereunder between the Borrower and Canadian Investments LLC, as the same may be amended from time to time.

        "Maturity Date" shall mean the earliest of (i) April 30, 2003 (provided that with ten (10) Business Days' notice prior to April 30, 2003, the Borrower may request the Lenders to extend the scheduled Maturity Date by not more than two years, and if Canadian Investments LLC so agrees, the scheduled Maturity Date will be so extended) or (ii) the date of termination of Lenders' obligation to make Advances and permit existing Loans to remain outstanding pursuant either to Section 6.1 or the occurrence of an Acceleration Event.

        "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

        "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

        "New York Business Day" shall mean a day, other than a Saturday or a Sunday, on which banks and foreign exchange markets are open for the transaction of business required for or contemplated by this Agreement in New York, New York, in each case as determined by the Administrative Agent.

        "Note" shall mean each promissory note issued to any Lender pursuant to the terms of this Agreement substantially in the form of Exhibit C attached hereto, and any extensions, renewals, replacements, or amendments to the foregoing; and "Notes" shall mean more than one of such Notes.

        "Notional Amount" has the meaning ascribed to it in the Master
Agreement.

        "Number of Shares" has the meaning ascribed to it in the Master
Agreement.

        "Obligations" shall mean all payment and performance obligations of every kind, nature, and description of the Borrower to any Lender or the Administrative Agent under this Agreement and the other Loan Documents (including any interest, fees, and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not a claim for such amounts is allowed in such bankruptcy action and including any obligation to any Lender pursuant to
Section 5.16 hereof), as they may be amended from time to time, or as a result of making the Loans, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

        "Payment Date" shall mean the last day of each Interest Period.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

        "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "Plan" shall mean at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Control Group Person is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Principal Property" shall mean each acute care hospital providing general medical and surgical services (including real property but excluding equipment, personal property and hospitals which primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) at least 50% of which is owned by the Borrower and its Subsidiaries on a consolidated basis and located in the United States of America.

        "Reference Bank"  shall mean The Toronto Dominion Bank.

        "Registration Rights Agreement" shall mean the Registration Rights Agree ment dated as of June 28, 2001 between the Borrower and Canadian Investments LLC, as amended, supplemented, restated or otherwise modified from time to time.

        "Registration Statement" has the meaning ascribed to it in the Registration Rights Agreement.

        "Regulatory Change" shall mean, with respect to any Lender or Affiliate thereof, any change on or after the date of this Agreement in United States Federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of banks including such Lender or Affiliate of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

        "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA for which reporting is required under such Section, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615.

        "Request for Advance" shall mean any certificate signed by an Authorized Signatory of the Borrower requesting an Advance hereunder which will increase the aggregate amount of the Loans outstanding, which certificate shall be denominated a "Facility Status Advice," and shall be in substantially the form of Exhibit B attached hereto. Each Request for Advance shall, among other things, (a) specify the date of the requested Advance, which shall be a Business Day, the amount of the Advance, and (b) state that the requirements of Section
3.3 hereof have been satisfied.

        "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        "Responsible Officer" shall mean the chief executive officer, the president, any executive or senior vice president or vice president of the Borrower, the chief financial officer, treasurer or controller of the Borrower.

        "Revolving Commitment" shall mean the obligation of the Lenders, in accordance with their respective Commitment Ratios, to make one or more Revolving Loans to the Borrower on or after the Agreement Date and before the Maturity Date in an aggregate principal amount not to exceed thirty percent (30%) of the Commitment as of the Amendment Date pursuant to the terms and subject to the conditions hereof, as such obligation may be reduced from time to time pursuant to the terms hereof.

        "Revolving Commitment Period" shall mean the period from and including the Agreement Date to the Maturity Date.

        "Revolving Loan" has the meaning ascribed to it in Section 2.1(b).

        "S&P" shall mean Standard & Poor's Ratings Service, or any successor thereto.

        "Sale-and-Leaseback Transaction" shall mean any arrangement entered into by the Borrower or any Significant Subsidiary with any person (other than the Borrower or a Significant Subsidiary), or to which any such person is a party, providing for the leasing to the Borrower or any Significant Subsidiary for a period of more than three years of any Principal Property which has been or is to be held or transferred by the Borrower or such Significant Subsidiary to such Person or to any other Person (other than the Borrower or a Significant Subsidiary), to which funds have been or are to be advanced by such Person on the security of the leased property.

        "Secured Obligations" shall mean the obligations of the Borrower to repay the principal of the Loans.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Security Agreement" shall mean the Borrower Security Agreement dated as of June 28, 2001 between the Borrower and Toronto Dominion (Texas), Inc. as Administrative Agent and on behalf of the Lenders, as amended, supplemented, restated or otherwise modified from time to time.

        "Shares" has the meaning ascribed to it in the Master Agreement.

        "Significant Subsidiary" shall mean, at any particular time, any Subsidiary of the Borrower having total assets of $25,000,000 or more at that time.

        "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Subsidiary" shall mean, as applied to any Person, a corporation, partnership or other entity (i) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, by such Person or (ii) which otherwise is consolidated with the Borrower for financial statement purposes as determined in accordance with GAAP. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Temporary Equity" shall mean any amount included on the consolidated balance sheet of the Borrower and its Subsidiaries at such date as it pertains to (i) the repurchase of the Borrower's common stock using derivative financial instruments indexed to, and potentially settled, in the Borrower's own stock and
(ii) amounts attributed to the consolidation of special purpose vehicle(s) that are created for the sole purpose of engaging in transactions to effect the Borrower's repurchase of its own stock.

        "Term Commitment" shall mean the obligation of the Lenders, in accordance with their respective Commitment Ratios, to make a Term Loan on the Agreement Date to the Borrower in the principal amount of seventy percent (70%) of the Commitment as of the Agreement Date and a Term Loan on the Amendment Date to the Borrower in the principal amount of seventy percent (70%) of the difference between the Commitment as of the Amendment Date and the Commitment as of the Agreement Date, in each case pursuant to the terms and subject to the conditions hereof.

        "Term Loan" has the meaning ascribed to it in Section 2.1(a).

        "Termination Date" has the meaning ascribed to it in the Master
Agreement.

        "Valuation Date" is every Exchange Business Day after the Effective Date and through the Termination Date inclusive of the Termination Date.

        "Voting Stock" shall mean of any corporation, shares of capital stock or other securities of such corporation entitled to vote generally in the election of directors of such corporation.

        Each definition of an agreement in this Article 1 shall include such agreement as modified, amended, or supplemented from time to time with the prior written consent of the Majority Lenders, except as otherwise provided in Section
9.13 hereof, and, except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Articles 8 or 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

        As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in this Article I and accounting terms partly defined in this Article I, to the extent not defined, shall have the respective meanings given to them under GAAP.

        All accounting terms used herein without definition shall be used as defined under GAAP.

                                   ARTICLE II

                                      Loans

               Section 2.1 Loans. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, (a) to make an Advance in the amount of its Commitment Ratio of the Term Commitment to the Borrower on the Agreement Date, (b) to make an Advance in the amount of its Commitment Ratio of the difference between the Term Commitment as of the Amendment Date and the Term Commitment as of the Agreement Date (together with the Advance in clause (a), the "Term Loan") to the Borrower on the Amendment Date, and (c) to make one or more Advances on its Revolving Commitment (the "Revolving Loan") to the Borrower at any time or from time to time on or after the Agreement Date and before the Maturity Date in an aggregate outstanding amount not to exceed at any time the Revolving Commitment (as it may be reduced from time to time pursuant to the terms hereof). The principal amount of each Lender's Advances made on any date shall not exceed, in the aggregate, such Lender's Commitment Ratio of the aggregate Advances to be made on such date by all Lenders. The Borrower agrees to be liable for the Obligations hereunder. Neither the Administrative Agent nor any Lender shall be responsible for the obligations of any other Lender hereunder, nor will the failure of any Lender to comply with this Agreement relieve any other Lender or the Borrower of its obligations hereunder or under the other Loan Documents.

               Section 2.2   Manner of Borrowing and Disbursement.

                       (a) Choice of Interest Rate, etc. Each Advance shall be made as a LIBOR Advance which shall in all cases be subject to Sections 2.3(a), 2.3(c) and Article 8 hereof.

                       (b)   LIBOR Advances.

                                  (i)  Advances. The Borrower shall give the
        Administrative Agent at least three (3) Business Days' irrevocable written notice in the form of a written Request for Advance (one (1) Business Day's irrevocable notice in the case of the Advances to be made on the Agreement Date and the Amendment Date) or notice by telephone provided any such telephonic notice shall be followed immediately by a Request for Advance; provided further, however, that the failure of the Borrower to confirm any notice by telephone or telecopy with a Request for Advance shall not invalidate any notice so given. Upon receipt of such notice from the Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

                                  (ii) Repayments. In the event Borrower
        intends to repay all or any portion of a LIBOR Advance on the Payment Date for such LIBOR Advance, then, at least three (3) Business Days prior to such Payment Date, the Borrower shall give the Administrative Agent written notice specifying the portion of such LIBOR Advance outstanding on such Payment Date, subject to Section 2.6 hereof, to be repaid. Upon such Payment Date the portion of such LIBOR Advance specified in such notice will, subject to the provisions hereof, be so repaid and the remaining portion of such LIBOR Advance shall remain outstanding with an Interest Period commencing on such Payment Date. Except as set forth in the preceding sentence, and subject to Section 2.6, on the Payment Date for any LIBOR Advance, such LIBOR Advance shall be continued as a LIBOR Advance having an Interest Period commencing on such Payment Date, and such continuation shall not be considered a Borrowing hereunder and shall not require the delivery by the Borrower to the Administrative Agent of a Request for Advance.

                       (c) Determination and Notice of LIBOR Basis. The Administrative Agent, whose determination shall be conclusive absent manifest error, shall determine the applicable LIBOR Basis for each Advance and shall notify the Borrower and the Lenders of such LIBOR Basis.

                       (d) Notification of Lenders. Upon receipt of a Request for Advance or a written notice under this Section 2.2 from the Borrower with respect to a repayment of any then outstanding Advance on the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the applicable Advance. Each Lender shall, not later than 2:00 p.m. (New York City time) on the date specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of the applicable Advance (if such Advance will increase the principal amount of the Loans) in immediately available funds.

                       (e) Disbursement.

                                  (i) Prior to 2:00 p.m. (New York City time)
        on the date of an Advance hereunder (if such Advance will increase the principal amount of the Loans), the Administrative Agent shall, subject to the satisfaction of the conditions set forth in this Section
        2.2 and in Article 3, disburse the amounts made available to the Administrative Agent by the Lenders in immediately available funds by
        (i) transferring such amounts by wire transfer pursuant to the instructions of the Borrower, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Agent or an affiliate of the Administrative Agent

                                  (ii) In the case of any Advance which
        would (after giving effect to the repayment of outstanding Advances from the proceeds of such Advance) increase the aggregate principal balance of the Loans, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, and so long as notice has been given as provided in Section 2.2(d) hereof, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Advance and the

        Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                                  (iii) If such Lender shall repay to the
        Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                                  (iv) In the event that, at any time when the
        Borrower is not in Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall (A) have no right to vote regarding any issue (other than an issue which requires the consent or approval of all Lenders) on which voting is required or advisable under this Agree ment or any other Loan Document and (B) not be entitled to receive payments of principal, interest, or fees from the Borrower in respect of such Loans which such Lender failed to make.

               Section 2.3   Interest.

                       (a) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed from and including the first day and to but excluding the last day of each applicable Interest Period and shall be payable at the LIBOR Basis for such Advance in arrears on the applicable Payment Date. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date (accrued in respect of the period ending on but excluding the Maturity Date), at the applicable LIBOR Basis. In addition, if any portion of the principal of any Advance is repaid on any day that is not a Payment Date for that Advance or the Maturity Date, interest on that Advance, or the relevant portion thereof, shall also be due and payable, at the applicable LIBOR Basis, on the date of that repayment (accrued in respect of the period ending on but excluding that date).

                       (b) Defaulted Payments. If all or a portion of the principal amount of any Loan, or any interest payable on any Loan, shall not be paid when due, the Majority Lenders shall have the option (which option shall not require any Lender to give prior notice thereof to the Borrower, or require acceleration of the maturity of the Loans, or the exercise of any other rights or remedies hereunder in connection with the exercise of such option), to charge interest on such overdue amount at the Default Rate from the date of such nonpayment. Such interest shall be payable on the earlier of demand or the Maturity Date and shall accrue until the earlier of (i) the payment in full of such overdue amount, (ii) agreement by the Majority Lenders to rescind the charging of interest on such overdue amount at the Default Rate, or (iii) payment in full of the Obligations owing under this Agreement and the Notes.

                       (c) LIBOR Advances Maximum. At no time may the number of outstanding LIBOR Advances exceed twenty-four (24).

               Section 2.4 Fees.

                       (a) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders the fees in the amounts and on the dates set forth in the fee letter dated as of June 28, 2001.

                       (b) The Borrower agrees to pay to the Administrative Agent for the account of the Lenders a facility fee (the "Facility Fee") for the period from and including the Agreement Date to the earlier of the last day of the Revolving Commitment Period and the date upon which this Agreement is otherwise terminated or the Revolving Commitment is otherwise reduced to zero, computed at the Facility Fee Rate on the average daily amount of the undrawn Revolving Commitment during the period for which payment is required to be made, payable quarterly in arrears on the last day of each March, June, September and December and on the earlier of the

Maturity Date and the date upon which this Agreement is otherwise terminated, commencing on September 30, 2001.

               Section 2.5 Reduction of Commitment.

                       (a) Optional. The Borrower shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty (but subject to reimbursement for expenses pursuant to Section 2.10(a)), to cancel or reduce permanently all or a portion of the Revolving Commitment, provided that any such partial reduction shall be made in an amount not less than $5,000,000. As of the date of cancellation or reduction set forth in such notice, the Revolving Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall, subject to Section 2.10 hereof, pay to the Administrative Agent the amount necessary to reduce the principal amount of the Loans then outstanding under the Revolving Commitment to not more than the amount of the Revolving Commitment as so reduced, together with accrued interest on the amount so prepaid.

               Section 2.6 Prepayment. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon one (1) Business Day's prior written notice to the Administrative Agent, provided that the Borrower shall reimburse each Lender, on the earlier of demand or the Maturity Date, for any loss or out of pocket expense incurred by such Lender in connection with such prepayment, as set forth in Section 2.10 hereof. Each notice of prepayment shall be irrevocable, and all amounts prepaid on the Loans shall be applied first to interest and fees and other amounts due and payable hereunder as of such date, and then to principal. All prepayments of principal shall be treated first as prepayments of the Revolving Loan and second as prepayments of the Term Loan unless the Borrower specifies in the notice of prepayment that all principal shall be treated first as a prepayment of the Term Loan and second as a prepayment of the Revolving Loan. Term Loan prepayments cannot be reborrowed. Partial prepayments shall be in a principal amount of not less than $1,000,000 and in an integral multiple of $1,000,000. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender.

               Section 2.7 Repayment.

                       (a) Loans Exceeding Commitment. If, at any time, the amount of the Loans then outstanding shall exceed the Commitment, the Borrower shall on such date make a repayment of the principal amount of the Loans in an amount equal to such excess.

                       (b) Maturity. In addition to the foregoing, a final payment of all Obligations then outstanding under this Agreement and the Notes shall be due and payable on the earlier of the Maturity Date and the occurrence of an Acceleration Event.

               Section 2.8 Notes; Loan Accounts.

                       (a) The Term Loan and the Revolving Loan shall be repayable in accordance with the terms and provisions set forth herein and, in each case, shall be evidenced by the Notes. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by an Authorized Signatory of the Borrower.

                       (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account to which it shall credit the proceeds of the Term Loan and Revolving Loan made by it and interest thereon. If such Lender opens such loan account, it shall debit the applicable loan account for the principal amount of each Advance made by it and accrued interest thereon and shall credit such loan account for each payment on account of principal of or interest on the Loans made by it. The records of such Lender with respect to the loan accounts maintained by it shall, subject to Section 9.5(k), be, absent manifest error, prima facie evidence of the Loans made by it and accrued interest thereon, but the failure to maintain such records shall not impair the obligations of the Borrower to pay all Obligations.

               Section 2.9 Manner of Payment.

                       (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans and all fees, shall be made not later than 2:00 p.m. (New York City time) on the date specified for payment under this Agreement or any other applicable Loan Document to the Administrative Agent to an account designated by the Administrative Agent, for the account of the Lenders or the Administrative Agent, in lawful money of the United States of America in immediately available funds, and shall be remitted promptly by the Administrative Agent to the Lenders (i) pro rata based on the outstanding principal amount of the Loans in the case of principal and interest and (ii) pro rata according to the Commitment Ratio of such Lender in the case of fees. The failure of the Borrower to make any such payment by such time shall not constitute a Default hereunder, provided that such payment is received by the Administrative Agent in immediately available funds by 4:00 p.m. (New York City time) on such due date, but any such payment received by the Administrative Agent after 2:00 p.m. (New York City time) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans, unless the Administrative Agent, in fact, was able to remit to such Lender its pro rata share of such payment by 4:00 p.m. (New York City time) on such due date. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

                       (b) If any payment under this Agreement or the Notes shall be specified to be made upon a day which is not a Business Day, it shall (except as otherwise provided in clause (i) of the definition of "Interest Period" in Article I hereof) be made on the next day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

                       (c) Borrower agrees to make any and all payments by the Borrower hereunder, under the Notes, or under the other Loan Documents, (subject to the remainder of this Section 2.9) without set-off or counterclaim (including without limitation any set-off or counterclaim with respect to any right arising under the Master Agreement) or any deduction whatsoever and free and clear of any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender and the Administrative Agent or any other party entitled to receive a payment hereunder, any taxes (including franchise taxes and taxes imposed on or measured by net income or profits) imposed with respect to the Administrative Agent or any Lender or any other party entitled to receive a payment hereunder by reason of the Administrative Agent, the Lender or by reason of any connection between, as applicable, the Administrative Agent or such Lender or any other party entitled to receive a payment hereunder and the relevant taxing jurisdiction, including, without limitation, a connection arising from such Person being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having or having had a permanent establishment or fixed place of business therein, but not including a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities in respect of payments hereunder, under the Notes, or under the other Loan Documents being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents (subject to the remainder of this Section 2.9) to any Lender or the Administrative Agent, (1) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(c)) such Lender or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (2) the Borrower shall make such deductions and (3) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that the Borrower shall not be required to increase any amounts payable to any such Person that are United States withholding taxes imposed on such Person at the time such Person becomes a party to this Agreement.

                       (d) In addition, the Borrower shall (subject to the remainder of this Section 2.9) pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the other Loan Documents or from the execution, delivery or registration of, per forming under, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as "Other Taxes").

                       (e) The Borrower shall (subject to the remainder of this Section 2.9) indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under Section 2.9(c), imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                       (f) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original receipt of payment thereof or a certified copy of such receipt or other evidence of such payment reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof as a result of such payment being made by a non-United States person or through an account or branch located outside the United States, the Borrower shall, upon the request of the Administrative Agent, furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection 2.9(f) and subsection 2.9(g), the terms "United States" and "United States person" shall have the meanings specified in
Section 7701 of the Internal Revenue Code.

                       (g) Each Lender that is not a United States person
(a "non-U.S. Lender") shall, on or prior to the date of its execution and delivery of this Agreement in the case of the Lenders as of the Agreement Date, and on the date of the Assignment and Assumption Agreement pursuant to which it became a Lender in the case of each other Lender, provide each of the Administrative Agent and the Borrower with two duly completed original Internal Revenue Service Forms W-8BEN or W-8ECI (or applicable successor forms), and, to the extent applicable, an Internal Revenue Service form W-9 (or applicable successor form), or in the case of a non-U.S. Lender that is not a bank, two duly completed original Internal Revenue Service Forms W-8BEN (or applicable successor forms) and a Certificate in the form of Exhibit H (a "Non-Bank Tax Certificate"). Each non-U.S. Lender further agrees (i) to deliver to the Administrative Agent and the Borrower two further duly completed and signed original copies of such Forms W-8BEN or W-8ECI and W-9, as applicable, or successor forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent forms previously delivered by it to the Borrower or Administrative Agent in accordance with applicable U.S. law and regulations or, if no such form was previously delivered, promptly after the occurrence of any change in law or other event giving rise to the Borrower's need for such form to enable it to make payments hereunder or under any other Loan Document without withholding Taxes or subject to withholding at a reduced rate, and (ii) in the case of a non-U.S. Lender that is not a bank that delivers a statement in the form of Exhibit H, to deliver such statement on an annual basis on the anniversary of the date on which such Person became a party to this Agreement, and any such additional statements and forms as are reasonably requested by the Borrower or Administrative Agent, and (iii) to notify promptly the Borrower or Administrative Agent if it is no longer able to deliver, or if it is required to withdraw or cancel any form or statement previously delivered by it pursuant to this Section 2.9(g). If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Assumption Agreement pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection 2.9(c) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

                       (h) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection 2.9(g) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection 2.9(g)), such Lender shall not be entitled to indemnification under Section 2.9(c) or Section 2.9(e) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall, at the expense of such Lender, take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                       (i) For purposes of this Section 2.9, the phrase "Loan Documents" shall not include the Master Agreement.

               Section 2.10 Reimbursement.

                       (a) Whenever any Lender or the Administrative Agent shall incur any losses or reasonable out-of-pocket expenses (other than losses of the Applicable Margin) in connection with (i) failure by the Borrower to borrow any LIBOR Advance after having made a Request for Advance therefor in accordance with Section 2.2 hereof (whether by reason of the election of the Borrower not to proceed or the nonfulfillment of any of the conditions set forth in Article
III) other than a failure to borrow resulting from an unavailability which occurs after notice from the Administrative Agent to the Borrower pursuant to
Section 8.1 or 8.2 hereof,
or (ii) repayment or prepayment of any LIBOR Advance in whole or in part (including a repayment or prepayment pursuant to Sections 8.2 and 8.3(b) hereof) on a day other than a Payment Date for the Advance, the Borrower agrees to pay to such Lender, upon the earlier of three Business Days following such Lender's demand or the Maturity Date, an amount sufficient to compensate such Lender or the Administrative Agent for all such losses and reasonable out of pocket expenses. Such Lender's or the Administrative Agent good faith determination of the amount of such losses and reasonable out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Upon request of the Borrower, such Lender or the Administrative Agent, when seeking reimbursement under this
Section 2.10, shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and calculations therefor.

                       (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, but without duplication, expenses incurred by the Administrative Agent or such Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, not converted, or not paid, as the case may be (other than losses of the Applicable Margin), and will be payable regardless of whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations and regardless of whether such Lender has a "matched funding" of such Advance.

               Section 2.11 Sharing of Payments. If any Lender shall obtain any payment (whether involuntary or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans then outstanding, such Lender shall forthwith purchase a participation in the Loans from the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation so long as the Borrower's Obligations are not increased.

               Section 2.12 Capital Adequacy. In the event that a Regulatory Change regarding capital adequacy does or shall have the effect of reducing the rate of return on any Lender's (for purposes of this Section 2.12, the term "Lender" shall include any parent or holding company of such Lender) capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, ten (10) days after submission by such Lender to the Borrower of a written request therefor, together with a certificate (which shall be conclusive absent manifest error), setting forth the calculations evidencing such requested additional amount, and the law or regulation with respect thereto and certifying that such request is consistent with such Lender's treatment of other similar customers having similar provisions generally in their agreements with such Lender, and that such request is being made on the basis of a reasonable allocation of the costs resulting from such law or regulation, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Notwithstanding the foregoing, the Borrower shall only be obligated to compensate a Lender for any amount under this section arising or occurring during (i) in the case of each such request for compensation, any time or period commencing not more than sixty (60) days prior to the date on which such Lender submits such request and (ii) any other time or period during which, because of the unannounced retroactive application of such law, regulation, interpretation, request, or directive, such Lender could not have known that the resulting reduction in return might arise. A Lender will notify the Borrower (with a copy of such notice to the Administrative Agent) that it is entitled to compensation pursuant to this section as promptly as practicable after such Lender determines to request such compensation; provided, however, that the failure to provide such notice shall not restrict the ability of a Lender to be reimbursed under this Section 2.12 except as provided in clause (i) above.

               Section 2.13 Mitigation Obligations; Replacement of Lenders.

                       (a) If any Lender requests compensation under Section 2.12, hereof, or if the Borrower is required to pay an additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.9(c) hereof, then such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.12 or 2.9(c) hereof, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                       (b) If any Lender requests compensation under Section
2.12 or 8.3 hereof, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.9(c) hereof, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse, representation or warranty (in accordance with and subject to the restrictions contained in Section 9.5 hereof), all its interests, rights and obligations hereunder to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest (and premium, if any) thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                              Conditions Precedent

               Section 3.1 Conditions Precedent to Effectiveness of Agreement The obligation of each Lender to undertake its Commitment Ratio of the Commitment as of the Agreement Date and to make its initial Advance hereunder is subject to the prior fulfillment of each of the following conditions:

                       (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                                  (i) duly executed Notes;

                                  (ii) the loan certificate of the Borrower
        dated as of the Agreement Date, including a certificate of incumbency with respect to the signature of each Authorized Signatory, which loan certificate shall be in substantially the form of Exhibit D attached hereto, together with appropriate attachments thereto;

                                  (iii) legal opinion of  Dewey Ballantine
        LLP, special New York counsel to the Borrower, and in-house counsel to the Borrower, each dated as of the Agreement Date addressed to each Lender and the Administrative Agent substantially in the form of Exhibits E1 and E2, respectively, attached hereto;

                                  (iv) receipt by the Administrative Agent
        and each Lender of all appropriate fees to be paid to them by the Borrower on or prior to the Agreement Date;

                                  (v) any required consents to the closing of
        this Agreement or to the execution, delivery, and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

                                  (vi) duly executed Security Agreement;

                                  (vii) duly executed Master Agreement;

                                  (viii) duly executed Registration Rights

        Agreement; and

                                  (ix) all such other documents as the
        Administrative Agent may reasonably request, certified by an appropriate governmental official or Authorized Signatory if so requested.

                       (b) The Borrower shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article IV hereof is true and correct in all material respects as of the Agreement Date and that no Default then exists or is continuing.

                       (c) There shall have been, as of the Agreement Date, no material adverse change in the financial condition, business or operations of the Borrower and its Subsidiaries taken as a whole, as reflected in the audited financial statements as of December 31, 2000 of the Borrower.

               Section 3.2 Conditions Precedent to Effectiveness of Amendment The obligation of each Lender to undertake its Commitment Ratio of the increase in Commitment on the Amendment Date and to make its Advance hereunder on the Amendment Date is subject to the prior fulfillment of each of the following conditions:

                       (a) The Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:

                                  (i) duly executed Notes in exchange for
        the cancelled Notes executed by Borrower on the Agreement;

                                  (ii) the loan certificate of the Borrower
        dated as of the Amendment Date, including a certificate of incumbency with respect to the signature of each Authorized Signatory, which loan certificate shall be in substantially the form of Exhibit D attached hereto, together with appropriate attachments thereto;

                                  (iii) legal opinion of  Dewey Ballantine
        LLP, special New York counsel to the Borrower, and in-house counsel to the Borrower, each dated as of the Amendment Date addressed to each Lender and the Administrative Agent substantially in the form of Exhibits E1 and E2, respectively, attached hereto;

                                  (iv) receipt by the Administrative Agent
        and each Lender of all appropriate fees to be paid to them by the Borrower on or prior to the Amendment Date;

                                  (v) any required consents to the closing of
        the amendment to this Agreement on the Amendment Date or to the execution, delivery, and performance of the amended Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

                                  (vi) duly executed Security Agreement;

                                  (vii) duly executed Master Agreement;

                                  (viii) all such other documents as the
        Administrative Agent may reasonably request, certified by an appropriate governmental official or Authorized Signatory if so requested.

                       (b) The Borrower shall certify to the Administrative Agent and the Lenders that each of the representations and warranties in Article IV hereof is true and correct in all material respects as of the Amendment Date and that no Default then exists or is continuing.

                       (c) There shall have been, as of the Amendment Date, no material adverse change in the financial condition, business or operations of the Borrower and its Subsidiaries taken as a whole, as reflected in the audited financial statements as of December 31, 2000 of the Borrower.

               Section 3.3 Conditions Precedent to Each Advance The obligation of any Lender to make any Advance, including the initial Advance hereunder, other than an Advance which (after a giving effect to the repayment of outstanding Advances from the proceeds of such Advance) does not increase the aggregate principal amount of the Loans outstanding hereunder, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

                       (a) The representations and warranties contained in
Article 4 (as qualified by the disclosures in (i) the Borrower's Annual Report on Form 10-K for its fiscal year ended December 31, 2000, (ii) the Borrower's Quarterly Report on Form 10-Q for its fiscal quarter ending March 31, 2001,
(iii) the Borrower's Reports on Form 8-K filed with the Securities and Exchange Commission on January 31,

2001, February 20, 2001, April 24, 2001, May 23, 2001, July 2, 2001 and July 24,
2001 respectively, in the case of each of the items referred to in clauses (i) and (ii), as filed with the Securities and Exchange Commission and previously distributed to the Administrative Agent and made available to the Lenders and
(iii) Schedule 2 attached hereto) shall be true and correct in all material respects on and as of the date of such Advance with the same force and effect as though made on and as of such date (except for representations and warranties made as of a specified date, which shall be true and correct as of such date);

                       (b) There shall not exist, on the date of the making of the Advance and after giving effect thereto, a Default hereunder, and the Administrative Agent and each of the Lenders shall have received a Request for Advance so certifying; and

                       (c) The aggregate Number of Shares subject to transactions under the Master Agreement shall not exceed, on the date of the making of the Advance, 4.95% of the number of outstanding Shares of the Borrower (including such Number of Shares).

               The acceptance of the proceeds of any Loans which (after giving effect to the repayment of outstanding Loans from the proceeds of such Loans) would increase the aggregate United States Dollar amount of the Loans outstanding shall be deemed to be a representation and warranty by the Borrower as to compliance with this Section 3.3 on the date any such Loan is made.

                                   ARTICLE IV

                         Representations and Warranties

               The Borrower hereby represents and warrants that:

               Section 4.1 Corporate Organization and Existence. Each of the Borrower and each Subsidiary is a corporation, partnership or other entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized (except, in the case of Subsidiaries, where the failure to be in good standing would not be material to the Borrower and its Subsidiaries on a consolidated basis) and has all necessary power to carry on the business now conducted by it. The Borrower has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and the Notes and all other agreements and instruments executed in connection herewith and therewith, the valid and enforceable obligations they purport to be. Each of the Borrower and each Subsidiary is duly qualified and in good standing in all jurisdictions other than that of its organization in which the physical properties owned, leased or operated by it are located (except, in the case of Subsidiaries, where the failure to be in good standing would not be material to the Borrower and its Subsidiaries on a consolidated basis), and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of Governmental Authorities, or otherwise, to carry on its business in the places and in the manner presently conducted (except where failure would not be material to the Borrower and its Subsidiaries on a consolidated basis).

               Section 4.2 Subsidiaries. As of the date hereof, the Borrower has only the Subsidiaries set forth in Schedule 1. The capital stock and securities owned by the Borrower and its Subsidiaries in each of the Borrower's Subsidiaries are owned free and clear of any mortgage, pledge, lien, encumbrance, charge or restriction on the transfer thereof other than restrictions on transfer imposed by applicable securities laws and restrictions, liens and encumbrances outstanding on the date hereof and listed in said
Schedule 1.

               Section 4.3 Financial Information. The Borrower has made available to the Administrative Agent and each Lender copies of the following (the "SEC Reports"):

                       (a) the Annual Report of the Borrower for the fiscal year ended December 31, 2000, containing the consolidated balance sheet of the Borrower and its Subsidiaries as at said date and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, accompanied by the opinion of Ernst & Young LLP;

                       (b) the Annual Report of the Borrower on Form 10-K for the fiscal year ended December 31, 2000;

                       (c) the Quarterly Report of the Borrower on Form 10-Q for the fiscal quarter ended March 31, 2001; and

                       (d) Reports of the Borrower on Form 8-K filed with the Securities and Exchange Commission on January 31, 2001, February 20, 2001, April 24, 2001, May 23, 2001, July 2, 2001 and July 24, 2001.

               Such financial statements (including any notes thereto) have been prepared in accordance with GAAP and fairly present the financial condition of the corporations covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end adjustments in the case of interim statements. As of the date hereof and except as disclosed in the above-referenced reports, neither the Borrower nor any of its Subsidiaries has any known contingent liabilities of any significant amount which are not referred to in said financial statements or in the notes thereto which could reasonably be expected to have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries, on a consolidated basis.

               Section 4.4 Changes in Condition. Since December 31, 2000 there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower and its Subsidiaries, on a consolidated basis.

               Section 4.5 Assets. The Borrower and each Subsidiary have good and marketable title to all material assets carried on their books and reflected in the most recent balance sheet referred to in subsection 4.3 or furnished pursuant to subsection 5.5, except for assets held on Financing Leases or purchased subject to security devices providing for retention of title in the vendor, and except for assets disposed of as permitted by this Agreement.

               Section 4.6 Litigation. Except as disclosed in the Borrower's SEC Reports, and except as set forth on Schedule 2 hereto, there is no litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal board or other governmental or administrative agency pending or to the knowledge of the Borrower threatened which, after giving effect to any applicable insurance, could reasonably be expected to have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or any other Loan Document and involves any material risk that any such injunction will be issued, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Borrower or any Subsidiary which could reasonably be expected to have a material risk of a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis. With respect to the matters disclosed in the Borrower's SEC Reports and the matters set forth on Schedule 2 hereto, since the date of such disclosures there has been no development which is material and adverse to the business or assets or to the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis.

               Section 4.7 Tax Returns. The Borrower and each of its Subsidiaries have filed all tax returns which are required to be filed and have paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to said returns or to assessments received. The Borrower knows of no material additional assessments for which adequate reserves have not been established.

               Section 4.8 Contracts, etc. Attached hereto as Schedule 3 is a statement of outstanding Indebtedness of the Borrower and its Subsidiaries for borrowed money as of the date set forth therein and a complete and correct list of all agreements, contracts, indentures, instruments, documents and amendments thereto to which the Borrower or any Subsidiary is a party or by which it is bound pursuant to which any such Indebtedness of the Borrower and its Subsidiaries in excess of $25,000,000 is outstanding on the date hereof. Said
Schedule 3 also includes a complete and correct list of all such Indebtedness of the Borrower and its Subsidiaries outstanding on the date indicated in respect of Guarantee Obligations in excess of $1,000,000 and letters of credit in excess of $1,000,000, and there have been no increases in such Indebtedness since said date other than as permitted by this Agreement.

               Section 4.9 No Legal Obstacle to Agreement. Neither the execution and delivery of this Agreement or of any Notes, nor the making by the Borrower of any borrowings hereunder, nor the consummation of any transaction herein or therein referred to or contemplated hereby or thereby nor the fulfillment of the terms hereof or thereof or of any agreement or instrument referred to in this Agreement, has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Borrower or any of its Subsidiaries is a party or by which it is bound or of the charter or by-laws of the Borrower, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Borrower or any of its Subsidiaries, or result in the creation under any agreement or instrument of any security interest, lien, charge or encumbrance upon any of the assets of the Borrower or any of its Subsidiaries. Other than those which have already been obtained, no approval, authorization or other action by any governmental authority or any other Person is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the transactions contemplated hereby, or the making of any borrowing by the Borrower hereunder.

               Section 4.10 Defaults. Neither the Borrower nor any Subsidiary is in default under any provision of its charter or by-laws or, so as to affect adversely in any material manner the business or assets or the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis, under any provision of any agreement, lease or other instrument to which it is a party or by which it is bound or of any Requirement of Law.

               Section 4.11 Burdensome Obligations. Neither the Borrower nor any Subsidiary is a party to or bound by any agreement, deed, lease or other instrument, or subject to any charter, by-law or other corporate restriction which, in the opinion of the management thereof, is so unusual or burdensome as to in the foreseeable future have a material adverse effect on the business or assets or condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis. The Borrower does not presently anticipate that future expenditures of the Borrower and its Subsidiaries needed to meet the provisions of any federal or state statutes, orders, rules or regulations will be so burdensome as to have a material adverse effect on the business or assets or condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis.

               Section 4.12 Pension Plans. Each Plan maintained by the Borrower, any Subsidiary or any Control Group Person or to which any of them makes or will make contributions is in material compliance with the applicable provisions of ERISA and the Code. The Borrower and its Subsidiaries have met all of the funding standards applicable to all Plans, and there exists no event or condition which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan. The aggregate current value of the vested liabilities under the Plans that are subject to Title IV of ERISA and that are not Multiemployer Plans does not exceed the aggregate current value of such Plans' assets.

               Section 4.13 Disclosure. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or written statement furnished by or on behalf of the Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement, or the other Loan Documents, contained, as of the date such statement, information or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information (if any) contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

               Section 4.14 Environmental and Public and Employee Health and Safety Matters. The Borrower and each Subsidiary has complied with all applicable Federal, state, and other laws, rules and regulations relating to environmental pollution or to environmental regulation or control or to public or employee health or safety, except to the extent that the failure to so comply would not be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis. The Borrower's and the Subsidiaries' facilities do not contain, and have not previously contained, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants regulated under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution or public or employee health and safety, in violation of any such law, or any rules or regulations promulgated pursuant thereto, except for violations that would not be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis. The Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination or public or employee health or safety, in each case applicable to it or its Subsidiaries, that would be reasonably likely to result in a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis.

               Section 4.15 Federal Regulations. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock in violation of Regulations U and X. Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by a Lender or the Administrative Agent the Borrower will furnish such Lender or the Administrative Agent with a statement or statements in conformity with the requirements of Federal Reserve Form U-1 or G-3 referred to in Regulation U of said Board of Governors. Neither the making of the Loans nor the use of proceeds thereof will violate or be inconsistent with the provisions of Regulation U or X of said Board of Governors.

               Section 4.16 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

               Section 4.17 Securities Act Representations. Unless and until the Number of Shares under the Master Agreement has been reduced to zero, the Borrower shall be deemed to represent to each Lender with respect to each Transaction it enters into under the Master Agreement, as of the date it enters into such Transaction, that (1) it is entering into such Transaction for its own account and not with a view to transfer, resale or distribution, (2) it is an "accredited investor" within the meaning of Rule 510(a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such Transaction, and (3) it understands and acknowledges that such Transaction may involve the purchase or sale of a "security" as defined in the Securities Act and the securities laws of any state and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available.

               Section 4.18 Additional Securities Law Representations. Unless and until the Number of Shares under the Master Agreement has been reduced to zero, the Borrower shall be deemed to represent to each Lender as of each date it enters into a Transaction under the Master Agreement that (1) as of such date, it is not in possession of any material non-public information with respect to itself, (2) as of such date, it is not entering into such Transaction for the purpose of manipulating the market price or value of the Shares, (3) as of such date, no "restricted period" for purposes of Rule 102 of Regulation M under the Exchange Act and no tender offer for Shares (whether by the Borrower or any other third party) is in effect or (in the case of a tender offer by the Borrower) has been in effect within the preceding ten Business Days, and (4) it is entering into such Transaction in connection with its Share repurchase program which was approved by the executive committee of its board of directors in October 1999 and March 2000 and publicly announced in November 1999 and March 2000, respectively, solely for the purposes stated in such executive committee resolutions and public disclosures.

               Section 4.19 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by any Lender or the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

                                    ARTICLE V

                                General Covenants

               On and after the date hereof, until all of the Notes and all other amounts payable pursuant hereto shall have been paid in full and so long as the Commitments shall remain in effect, the Borrower covenants that the Borrower will comply, and will cause each of its Subsidiaries to comply, with such of the provisions of this Section 5 and such other provisions of this Agreement as are applicable to the Person in question.

               Section 5.1 Taxes, Indebtedness, etc. Each of the Borrower and its Subsidiaries will duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all taxes, assessments, levies and other governmental charges imposed upon such corporation and its properties, sales and activities, or any part thereof, or upon the income or profits therefrom; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or the Subsidiary in question shall have set aside on its books appropriate reserves with respect thereto.

                       (a) Each of the Borrower and its Subsidiaries will promptly pay when due, or in conformance with customary trade terms, all other Indebtedness and liabilities incident to its operations; provided, however, that any such Indebtedness or liability need not be paid if the validity or amount thereof shall currently be contested in good faith and if the Borrower or the Subsidiary in question shall have set aside on its books appropriate reserves with respect thereto. The Subsidiaries will not create, incur, assume or suffer to exist any Indebtedness, except: (i) Indebtedness outstanding on the date hereof and listed on Schedule 3; (ii) Indebtedness that is owing to the Borrower or any other Subsidiary; (iii) Indebtedness incurred pursuant to an accounts receivable program; and (iv) additional Indebtedness at any time outstanding in an aggregate principal amount not to exceed 10% of Consolidated Assets.

               Section 5.2 Maintenance of Properties; Compliance with Law. Each of the Borrower and its Subsidiaries (a) will keep its material properties in good repair, working order and condition and will from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and will comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings and (b) in the case of the Borrower or any Subsidiary of the Borrower while such Person remains a Subsidiary, will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and franchises necessary to continue such businesses. The Borrower and its Subsidiaries will comply in all material respects with all valid and applicable Requirements of Law (including any such laws, rules, regulations or governmental orders relating to the protection of environmental or public or employee health or safety) of the United States, of the States thereof and their counties, municipalities and other subdivisions and of any other jurisdiction, applicable to the Borrower and its Subsidiaries, except where compliance therewith shall be contested in good faith by appropriate proceedings, the Borrower or the Subsidiary in question shall have set aside on its books appropriate reserves in conformity with GAAP with respect thereto, and the failure to comply therewith could not reasonably be expected to, in the aggregate, have a material adverse effect on the business or assets or on the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis.

               Section 5.3 Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries will enter into any transactions, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any of their Affiliates (other than the Borrower and its Subsidiaries) unless such transaction is not material to the Borrower and its Subsidiaries on a consolidated basis or is otherwise permitted under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in an arm's-length transaction.

               Section 5.4 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained, with financially sound and reputable insurers including any Subsidiary which is engaged in the business of providing insurance protection, insurance (including, without limitation, professional liability insurance against claims for malpractice) with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against of such types and such amounts as are customarily carried under similar circumstances by other corporations. Such insurance may be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, and the Borrower may self-insure against such loss or damage, provided that adequate insurance reserves are maintained in connection with such self-insurance.

               Section 5.5 Financial Statements. The Borrower will and will cause each of its Subsidiaries to maintain a standard system of accounting in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP consistently applied, and will furnish the following to each Lender (in duplicate if so requested):

                       (a) Annual Statements. As soon as available, and in any event within 120 days after the end of each fiscal year, the consolidated balance sheet as at the end of each fiscal year and consolidated statements of operations and cash flow and of stockholders' equity for such fiscal year of the Borrower and its Subsidiaries, together with comparative consolidated figures for the next preceding fiscal year, accompanied by reports or certificates of an Auditor, to the effect that such balance sheet and statements were prepared in accordance with GAAP consistently applied and fairly present the financial position of the Borrower and its Subsidiaries as at the end of such fiscal year and the results of their operations and cash flows for the year then ended and the statement of such Auditor and of a Responsible Officer of the Borrower that such Auditor and Responsible Officer have caused the provisions of this Agreement to be reviewed and that nothing has come to their attention to lead them to believe that any Default exists hereunder or, if such is not the case, specifying such Default or possible Default and the nature thereof. In addition, such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower containing computations showing compliance with subsections 5.6, 5.7, 5.10 and 5.12.

                       (b) Quarterly Statements. As soon as available, and in any event within 60 days after the close of each of the first three fiscal quarters of the Borrower and its Subsidiaries in each year, condensed consolidated balance sheets as at the end of such fiscal quarter and condensed consolidated statements of operations and cash flows for the portion of the fiscal year then ended, of the Borrower and its Subsidiaries, together with computations showing compliance with subsections 5.6, 5.7, 5.10 and 5.12, accompanied by a certificate of a Responsible Officer of the Borrower that such statements and computations have been properly prepared in accordance with GAAP for interim financial information, consistently applied, and fairly present the financial position of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the results of their operations and cash flows for such quarter and for the portion of the fiscal year then ended, subject to normal audit and year-end adjustments, and to the further effect that he has caused the provisions of this Agreement and all other agreements to which the Borrower or any of its Subsidiaries is a party and which relate to Indebtedness to be reviewed, and has no knowledge that any Default has occurred under this Agreement or under any such other agreement, or, if said Responsible Officer has such knowledge, specifying such Default and the nature thereof.

                       (c) Notice of Material Litigation; Defaults. The Borrower will promptly notify each Lender in writing, by delivery of the Borrower's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission or otherwise, as to any litigation or administrative proceeding to which it or any of its Subsidiaries may hereafter be a party which, after giving effect to any applicable insurance, may involve any material risk of any material judgment or liability or which may otherwise result in any material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis and which litigation or proceeding is otherwise required to be disclosed in such reports. Promptly upon acquiring knowledge thereof, the Borrower will notify each Lender of the existence of any Default, including, without limitation, any default in the payment of any Indebtedness for money borrowed of the Borrower or any Subsidiary or under the terms of any agreement relating to such Indebtedness, specifying the nature of such Default and what action the Borrower has taken or is taking or proposes to take with respect thereto. Promptly upon acquiring knowledge thereof, the Borrower will notify each Lender of a change in the publicly announced ratings by S&P and Moody's of the then current senior unsecured, non-credit enhanced, long-term Indebtedness of the Borrower.

                       (d) ERISA Reports. The Borrower will furnish the Administrative Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted by the Borrower to the Department of Labor or the Internal Revenue Service, as the case may be. Promptly after a Reportable Event occurs, or the Borrower or any of its Subsidiaries receives notice that the PBGC or any Control Group Person has instituted or intends to institute proceedings to terminate any pension or other Plan that is a "defined benefit plan" as defined by ERISA, or prior to the Plan administrator's terminating such Plan pursuant to
Section 4041 of ERISA, the Borrower will notify the Administrative Agent and will furnish to the Administrative Agent a copy of any notice of such Reportable Event which is required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be. The Borrower will promptly notify each Lender upon learning of the occurrence of any of the following events with respect to any Plan which is a Multiemployer Plan: a partial or complete withdrawal from any Plan which may result in the incurrence by the Borrower or any of its Subsidiaries of withdrawal liability in excess of $1,000,000 under Subtitle E of Title IV of ERISA, or of the termination, insolvency or reorganization status of any Plan under such Subtitle E which may result in liability to the Borrower or any of its Subsidiaries in excess of $1,000,000. In the event of such a withdrawal, upon the request of the Administrative Agent or any Lender, the Borrower will promptly provide information with respect to the scope and extent of such liability, to the best of the Borrower's knowledge.

                       (e) Reports to Stockholders, etc. Promptly after the sending, making available or filing of the same, copies of all reports and financial statements which the Borrower shall send or make available to its stockholders including, without limitation, all reports on Form 8-K, 10-Q or 10-K or any similar form hereafter in use which the Borrower shall file with the Securities and Exchange Commission.

                       (f) Other Information. From time to time upon request of the Administrative Agent or any Lender, the Borrower will furnish information regarding the business affairs and condition, financial or otherwise, of the Borrower and its Subsidiaries. The Borrower agrees that any authorized officers and representatives of any Lender shall have the right during reasonable business hours to examine the books and records of the Borrower and its Subsidiaries, and to make notes and abstracts therefrom, to make an independent examination of its books and records for the purpose of verifying the accuracy of the reports delivered by the Borrower and its Subsidiaries pursuant to this Agreement or otherwise, and ascertaining compliance with this Agreement.

                       (g) Confidentiality of Information. Each Lender acknowledges that some of the information furnished to such Lender pursuant to this subsection 5.5 may be received by such Lender prior to the time it shall have been made public, and each Lender agrees that it will keep all information so furnished confidential and shall make no use of such information until it shall have become public, except (i) in connection with matters involving operations under or enforcement of this Agreement or the Notes, (ii) in accordance with each Lender's obligations under law or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others, (iii) to each Lender's corporate Affiliates and Transferees and prospective Transferees so long as such Persons agree to be bound by this subsection 5.5(g) or (iv) with the prior consent of the Borrower.

               Section 5.6 Ratio of Consolidated Total Debt to Consolidated Total Capitalization. The Borrower and its Subsidiaries will not at any time have outstanding Consolidated Total Debt in an amount in excess of 65% of Consolidated Total Capitalization.

               Section 5.7 Interest Coverage Ratio. On the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2001, the Consolidated Earnings Before Interest and Taxes of the Borrower and its Subsidiaries for the four consecutive fiscal quarters of the Borrower then ending will be an amount which equals or exceeds 200% of the Consolidated Interest Expense of the Borrower and its Subsidiaries for the same four consecutive fiscal quarters.

               Section 5.8 Distributions. The Borrower will not make any Distribution except that, so long as no Event of Default exists or would exist after giving effect thereto, the Borrower may make Distributions.

               Section 5.9 Merger or Consolidation. The Borrower will not become a constituent corporation in any merger or consolidation unless the Borrower shall be the surviving or resulting corporation and immediately before and after giving effect to such merger or consolidation there shall exist no Default; provided that the Borrower may merge into another Subsidiary owned by the Borrower for the purpose of causing the Borrower to be incorporated in a different jurisdiction in the United States or causing the Borrower to change its name.

               Section 5.10 Sales of Assets. The Borrower and its Subsidiaries may from time to time sell or otherwise dispose of all or any part of their respective assets; provided, however, that in any fiscal year, the Borrower and its Subsidiaries will not (a) sell or dispose of (including, without limitation, any disposition resulting from any merger or consolidation involving a Subsidiary of the Borrower, and any Sale-and-Leaseback Transaction), outside of the ordinary course of business, to Persons other than the Borrower and its Subsidiaries, assets constituting in the aggregate more than 12% of Consolidated Assets of the Borrower and its Subsidiaries as at the end of the immediately preceding fiscal year and (b) exchange with any Persons other than the Borrower and its Subsidiaries any asset or group of assets for another asset or group of assets unless (i) such asset or group of assets are exchanged for an asset or group of assets of a substantially similar type or nature, (ii) on a pro forma basis both before and after giving effect to such exchange, no Default or Event of Default shall have occurred and be continuing, (iii) the aggregate fair market value (in the case of any exchange of any material assets or group of assets, as determined in good faith by the Board of Directors of the Borrower) of the asset or group of assets being transferred by the Borrower or such Subsidiary and the asset or group of assets being acquired by the Borrower or such Subsidiary are substantially equal and (iv) the aggregate of (x) all assets of the Borrower and its Subsidiaries sold pursuant to subsection 5.10(a) (including, without limitation, any disposition resulting from any merger or consolidation involving a Subsidiary of the Borrower, and any Sale-and-Leaseback Transaction) and (y) the aggregate fair market value (as determined in good faith by the Board of Directors of the Borrower) of all assets of the Borrower and its Subsidiaries exchanged pursuant to this subsection 5.10(b) does not exceed 20% of Consolidated Assets of the Borrower and its Subsidiaries as at the end of the immediately preceding fiscal year.

               Section 5.11 Compliance with ERISA. Each of the Borrower and its Subsidiaries will meet, and will cause all Control Group Persons to meet, all minimum funding requirements applicable to any Plan imposed by ERISA or the Code (without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted), and will at all times comply, and will cause all Control Group Persons to comply, in all material respects with the provisions of ERISA and the Code which are applicable to the Plans, except where the failure to do so could not reasonably be expected to have a material adverse effect. At no time shall the aggregate actual and contingent liabilities of the Borrower under Sections 4062, 4063, 4064 and other provisions of ERISA with respect to all Plans (and all other pension plans to which the Borrower, any Subsidiary, or any Control Group Person made contributions prior to such time) exceed $10,000,000. Neither the Borrower nor its Subsidiaries will permit any event or condition to exist which could permit any Plan which is not a Multiemployer Plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Borrower or any of its Subsidiaries.

               Section 5.12 Negative Pledge. The Borrower will not and will ensure that no Subsidiary will create or have outstanding any lien or security interest on or over any Principal Property in respect of any Indebtedness and the Borrower will not create or have outstanding any lien or security interest on or over the capital stock of any of its Subsidiaries that own a Principal Property and will ensure that no Subsidiary will create or have outstanding any lien or security interest on or over the capital stock of any of its respective Subsidiaries that own a Principal Property except in either case for:

                       (a) any security for the purchase price or cost of construction of real property acquired by the Borrower or any of its Subsidiaries (or additions, substantial repairs, alterations or substantial improvements thereto) or equipment, provided that such Indebtedness and such security are incurred within eighteen (18) months of the acquisition or completion of construction (or alteration or repair) and full operation;

                       (b) any security existing on property or on capital stock, as the case may be, at the time of acquisition of such property or capital stock, as the case may be, by the Borrower or a Subsidiary or on the property or capital stock, as the case may be, of a corporation at the time of the acquisition of such corporation by the Borrower or a Subsidiary (including acquisitions through merger or consolidation);

                       (c) any security created in favor of the Borrower or a Subsidiary;

                       (d) any security created by operation of law in favor of government agencies of the United States of America or any State thereof;

                       (e) any security created in connection with the borrowing of funds if within 120 days such funds are used to repay Indebtedness in at least the same principal amount as secured by other security of Principal Property or capital stock of a Subsidiary that owns a Principal Property, as the case may be, with an independent appraised fair market value at least equal to the appraised fair market value of the Principal Property or capital stock of a Subsidiary that owns a Principal Property, as the case may be, secured by the new security; and

                       (f) any extension, renewal or replacement of any security referred to in the foregoing clauses (a) through (e) provided that the amount thereby secured is not increased;

unless any Loans made and/or to be made to and all other sums payable by the Borrower under this Agreement shall be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness shall be so secured. Notwithstanding the foregoing, the Borrower and any one or more Subsidiaries may, without securing the Loans made and/or to be made to and all other sums payable by the Borrower under this Agreement, create, issue or assume Indebtedness which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Indebtedness of the Borrower and its Subsidiaries (not including Indebtedness permitted to be secured pursuant to the foregoing clauses (a) through (f) and the aggregate Attributable Debt), including Indebtedness in respect of Sale-and-Lease-back Transactions (other than those permitted by subsection 5.13(b)), does not exceed 10% of Consolidated Net Tangible Assets of the Borrower and its Subsidiaries.

               Section 5.13 Sale-and-Lease-back Transactions. Neither the Borrower nor any Significant Subsidiary will enter into any Sale-and-Lease-back Transaction with respect to any Principal Property with any Person (other than the Borrower or a Subsidiary) unless either (a) the Borrower or such Significant Subsidiary would be entitled, pursuant to the provisions described in subsection 5.12(a) through (f) to incur Indebtedness secured by a security on the property to be leased without equally and ratably securing the Loans made and/or to be made to and all other sums payable by the Borrower under this Agreement, or (b) the Borrower during or immediately after the expiration of 120 days after the effective date of such transaction applies to the voluntary retirement of its Indebtedness and/or the acquisition or construction of Principal Property an amount equal to the greater of the net proceeds of the sale of the property leased in such transaction or the fair value in the opinion of a Responsible Officer of the Borrower of the leased property at the time such transaction was entered into.

               Section 5.14 [Reserved]

               Section 5.15 Use of Proceeds. The Borrower will not use any part of the proceeds of the Loans to purchase or carry Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U. Each Lender shall be responsible for its compliance with, and the administration of its Loans for purposes of, Regulation U.

               Section 5.16 Indemnity. The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent and each of their respective affiliates, employees, representatives, shareholders, officers, and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees, and expenses (as such fees and expenses are incurred) and demands by any party (other than the Borrower), including the costs of investigating and defending such claims, whether or not the Borrower or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitment or this Agreement which relates to (i) any breach or alleged breach by the Borrower of any covenant made hereunder, any Loan Document, or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder, (ii) allegations of any participation by the Lenders or the Administrative Agent, or any of them, in the affairs of the Borrower, (iii) any claims against the Lenders or the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitment or otherwise under this Agreement or any other Loan Document; except to the extent that the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.16 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

               Section 5.17  Collateral Maintenance.

                       (a) The Borrower will pledge all of its rights under the Master Agreement as collateral security for its Secured Obligations to the Lenders under this Loan Agreement and the Notes. Although the parties intend for all purposes other than tax purposes that each Lender shall own any Shares that constitute the Number of Shares for purposes of the Master Agreement unless and until they are delivered to the Borrower pursuant to the Master Agreement, in the event any such Shares are deemed owned by the Borrower prior to such delivery, the Borrower shall be deemed to have pledged, and does hereby pledge, a number of Shares equal to the Number of Shares and all proceeds thereof to the Administrative Agent on behalf of the Lenders as security for the performance by the Borrower of its Secured Obligations under the Loan Agreement, and shall be deemed to have granted, and does hereby grant, to the Administrative Agent on behalf of the Lenders a security interest in such Shares and all proceeds thereof. The Borrower shall cooperate with the Administrative Agent in connection with the execution, delivery, filing and recordation, at Borrower's expense, of a financing statement and shall take any other action that may be necessary or desirable and reasonably requested by the Administrative Agent to create, preserve, perfect or validate such security interest.

                       (b) If on any Valuation Date the Collateral Value is less than the Collateral Requirement on such date, then the Borrower will deliver to the Administrative Agent by the close of business on the related Collateral Payment Date Eligible Collateral with an aggregate value at least equal to such difference. For this and all other purposes of this Section 5.17, the value of cash shall be the amount thereof and the value of other Eligible Collateral on any date shall be the closing bid price for such Eligible Collateral on the Business Day immediately preceding such date as determined by the Administrative Agent based on a commercially recognized price source. If on any Valuation Date the Collateral Requirement is less than the Collateral Value on such date, the Borrower shall be entitled to withdraw on the related Collateral Payment Date Eligible Collateral with an aggregate value up to such difference. Any Eligible Collateral consisting of cash shall be delivered to the Administrative Agent by wire transfer of immediately available funds to the following account of the Administrative Agent maintained by the Administrative Agent at Bank of America N.T. & S.A. New York, ABA #026009593, Acct #655-011-3535, favour the Toronto Dominion Bank New York, Re: Canadian Investments LLC. It is understood and agreed that such account shall be an account of the Administrative Agent, in its capacity as such and for the sole benefit of the Lenders, and shall be under the sole dominion and control of the Administrative Agent in that capacity. Any Eligible Collateral consisting of treasury securities shall be delivered to the Administrative Agent by causing such treasury securities (or a securities entitlement in respect thereof) to be credited to the following account of the Administrative Agent maintained by the Administrative Agent at Bank of New York, Bank of NYC/TD Bank, ABA: 021000018. It is understood and agreed that such account shall be an account of the Administrative Agent, in its capacity as such and for the sole benefit of the Lenders, and the Administrative Agent, in that capacity, shall be the entitlement holder with respect thereto. The Administrative Agent may notify the Borrower of different delivery instructions in writing, so long as the instructions involve an account of a Person acting as secured party as agent of and for the sole benefit of the Lenders under the Security Agreement. The Administrative Agent hereby irrevocably waives any right it would otherwise have to apply any of the Collateral to any obligations of any Person other than the Borrower's Secured Obligations to the Lenders under this Agreement, the Security Agreement and the Notes.

                       (c) Use of Letter of Credit: On any Collateral Payment Date, upon at least 5 Exchange Business Days' prior notice to the Administrative Agent, the Borrower may obtain a letter of credit meeting the conditions set forth below (the "LOC") in order to satisfy its obligations to deposit additional Collateral in respect of the Collateral Requirement due on such Collateral Payment Date.

               The LOC must (A) be issued by a commercial bank whose long-term unsubordinated, unsecured debt is rated at least A+ by S&P and at least A1 by Moody's, (B) be irrevocable and in form and substance reasonably satisfactory to the Administrative Agent, (C) name the Administrative Agent, in its capacity as such, as beneficiary for the benefit of the Lenders, (D) have an expiry date not earlier than six months after the Maturity Date (taking into account automatic renewal periods provided for in such LOC) and (E) be delivered to the Administrative Agent in executed form, at the address for the Administrative Agent herein (collectively the "LOC Criteria").

               If the Borrower posted an LOC meeting the LOC Criteria on or prior to a Collateral Payment Date or has otherwise deposited Eligible Collateral with the Administrative Agent, then the Borrower may either (i) substitute a new LOC meeting the LOC Criteria for such LOC or Eligible Collateral, or (ii) have the LOC surrendered by the Administrative Agent; provided, however, that such substitution or surrender shall only be permitted to the extent the Collateral Value after effecting such substitution or surrender will not be less than the Collateral Requirement.

               The Administrative Agent may, with the consent of the Majority Lenders or at their direction, draw on an LOC posted by the Borrower upon occurrence of any Event of Default to satisfy the Borrower's Secured Obligations under this Agreement.

                       (d) Notwithstanding the foregoing provisions, the Administrative Agent's obligation to return Eligible Collateral or an LOC shall be subject to the condition that no Default shall be continuing.

                       (e) For purposes of the calculation of the value of Collateral posted and to be released pursuant to this Section 5.17, the Administrative Agent shall credit the Borrower with interest accrued on cash Collateral, from and including the date the cash Collateral was posted hereunder by the Borrower or was received as a distribution on other Eligible Collateral posted by the Borrower, through and including the date of the calculation (but disregarding cash Collateral already released on or before that date). Such interest on cash Collateral shall be compounded daily and shall accrue for each day to but excluding the date it is released to the Borrower or applied to the Borrower's Secured Obligations under this Agreement or the Notes in accordance with the terms of the Security Agreement at the rate per annum, for that day, equal to the Federal Funds Rate. Interest on cash Collateral accruing as provided in this subsection 5.17(e) shall for all purposes be treated hereunder and under the Security Agreement as Collateral and, to the extent not previously released to the Borrower, shall be paid to it by the Administrative Agent when all the Borrower's Secured Obligations to the Lenders under this Agreement and the Notes have been paid in full. The Administrative Agent shall be solely responsible to the Borrower and the Lenders for making such arrangements as are necessary with The Toronto Dominion Bank or any other depositary at which cash Collateral delivered hereunder is held so as to provide for the crediting of this interest daily to the cash Collateral account maintained pursuant to this subsection 5.17.

               Section 5.18 Securities Law Covenants.

                       (a) The Borrower covenants to each Lender that (1) the Borrower shall not commence a "distribution" (as defined in Regulation M under the Exchange Act) of Shares or a tender offer for Shares on the Effective Date of any

Transaction under the Master Agreement, (2) to the extent that the Borrower determines pursuant to a Confirmation under the Master Agreement when such Lender will be required to deliver Shares to the Borrower thereunder, no "restricted period" for purposes of Rule 102 of Regulation M under the Exchange Act will be in effect on any day on which such Lender is required, pursuant to the terms thereof, to deliver Shares to the Borrower (any such day being, for purposes of this paragraph, a "Settlement Date"), and no tender offer for Shares by the Borrower will be in effect on any Settlement Date or within the preceding ten Business Days, (3) the Borrower shall not, and shall cause its affiliated purchasers (as defined in Rule 10b-18 under the Exchange Act) not to, purchase Shares on the Effective Date of such Transaction, (4) the Borrower shall not disclose any material non-public information with respect to itself to any Lender without such Lender's consent, unless such non-disclosure would breach an obligation of the Borrower under this Agreement or the other Loan Documents, (5) if at any time during the X (as defined in the "Notice" provisions of any Confirmation under the Master Agreement) Exchange Business Days prior to an Optional Termination Date or the Termination Date (each as defined in such Confirmation) the Borrower comes to have possession of material non-public information with respect to itself, the Borrower will notify each Lender that a blackout period is in effect, and when the Borrower ceases to be in possession of material non-public information, the Borrower will notify each Lender that the blackout period has ended.

                       (b) The Borrower agrees that it will comply, in connection with each Transaction entered into under the Master Agreement and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including without limitation, Rule 10b-5 under the Exchange Act, provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party's market activities.

                                   ARTICLE VI

                                     Default

               Section 6.1 Events of Default. Upon the occurrence of any of the following events:

                       (a) any default shall be made by the Borrower in any payment in respect of: (i) interest payable hereunder or any indemnity payable under Section 5.16 hereof, in either case as the same shall become due, and such default shall continue for a period of five days; or (ii) principal of any of the Indebtedness hereunder or evidenced by the Notes as the same shall become due, whether at maturity, by prepayment, by acceleration or otherwise; or

                       (b) any default shall be made by either the Borrower or any Subsidiary of the Borrower in the performance or observance of any of the provisions of subsections 5.6 through 5.10 and 5.12, 5.13 and 5.15; or

                       (c) any default shall be made in the due performance or observance of any other covenant, agreement or provision to be performed or observed by either the Borrower or any Subsidiary under this Agreement (in the case of a covenant, agreement or provision of Section 5.18, only if the Administrative Agent has not released its security interest in Borrower's rights under the Master Agreement), and such default shall not be rectified or cured to the satisfaction of the Majority Lenders within a period expiring thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or

                       (d) any representation or warranty of or with respect to the Borrower or any subsidiary of the Borrower to the Lenders in connection with this Agreement shall have been untrue in any material respect on or as of the date made and the facts or circumstances to which such representation or warranty relates shall not have been subsequently corrected to make such representation or warranty no longer incorrect; or

                       (e) any default shall be made in the payment of any item of Indebtedness of the Borrower or any Subsidiary or under the terms of any agreement relating to such Indebtedness and such default shall continue without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified; provided, however, that such default shall not constitute an Event of Default unless (i) the outstanding principal amount of such item of Indebtedness exceeds $10,000,000, or (ii) the aggregate outstanding principal amount of such item of Indebtedness and all other items of Indebtedness of the Borrower and its Subsidiaries as to which such defaults exist and have continued without being duly cured, waived or consented to beyond the respective periods of grace, if any, therein specified exceeds $25,000,000, or (iii) such default shall have continued without being rectified or cured to the satisfaction of the Majority Lenders for a period of thirty (30) days after written notice thereof by the Administrative Agent to the Borrower; or

                       (f) either the Borrower or any Significant Subsidiary shall be involved in financial difficulties as evidenced:

                                  (i) by its commencement of a voluntary
        case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                                  (ii) by the filing against it of a petition
        commencing an involuntary case under said Title 11 which shall not have been dismissed within sixty (60) days after the date on which said petition is filed or by its filing an answer or other pleading within said 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting or acquiescing in the relief therein provided;

                                  (iii) by the entry of an order for relief in
        any involuntary case commenced under said Title 11;

                                  (iv) by its seeking relief as a debtor under
        any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;

                                  (v) by the entry of an order by a court of
        competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                                  (vi) by its making an assignment for the
        benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

                       (g) a Change in Control of the Borrower shall occur;

                       (h) All or any portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by any governmental authority having jurisdiction over the Borrower or by the Borrower seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof); or

                       (i) The Security Agreement shall for any reason other than negligence by any Lender or the Administrative Agent cease to create a valid and perfected first priority lien on the Collateral purported to be covered thereby;

                       (j) (i) the Borrower shall fail to perform its obligations to post Eligible Collateral or an LOC of an LOC issuer meeting the LOC Criteria as required in Section 5.17 and shall fail to remedy the failure by the close of business on the next day that is a New York Business Day and Local Business Day after notice from the Administrative Agent, or (ii) an LOC or the issuer of an LOC delivered by the Borrower pursuant to Section 5.17 ceases to meet any of the LOC Criteria, or the issuer of such an LOC fails to honor a drawing made under the LOC strictly in accordance with its terms (in any such case, an "LOC Event") and, in any case referred to in clause (ii), on or before the next day that is a New York Business Day and Local Business Day after notice of the circumstances from the Administrative Agent, the Borrower has not delivered to the relevant account specified in Section 5.17 hereof, or to the Administrative Agent, any combination of Eligible Collateral and an LOC of another LOC issuer each meeting the LOC Criteria such that after the delivery the requirements of Section 5.17 would be satisfied if the LOC involved in the LOC Event were treated on that New York Business Day and Local Business Day as having a face amount of zero;

then and in each and every such case, (x) the Administrative Agent may, with the consent of the Majority Lenders, or shall, at the direction of the Majority Lenders, proceed to protect and enforce the rights of the Lenders by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement or any Note or in any instrument delivered to each Lender pursuant to this Agreement, or in aid of the exercise of any power granted in this Agreement or any Note or any such instrument or assignment, and (y) the Administrative Agent may, with the consent of the Majority Lenders, or shall, at the direction of the Majority Lenders, by notice in writing to the Borrower terminate the obligations of the Lenders to make the Loans hereunder, and thereupon such obligations shall terminate forthwith and
(z) (unless there shall have occurred an Event of Default under subsection 6.1(f), in which case the obligations of the Lenders to make the Loans hereunder shall automatically terminate and the unpaid balance of the Indebtedness hereunder and accrued interest thereon and all other amounts payable hereunder (the "Lender Obligations") shall automatically become due and payable) the Administrative Agent may, with the consent of the Majority Lenders, or shall, at the direction of the Majority Lenders, by notice in writing to the Borrower declare all or any part of the unpaid balance of the Lender Obligations then outstanding to be forthwith due and payable, and thereupon such unpaid balance or part thereof shall become so due and payable without presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, the obligations of the Lenders to make further Loans hereunder shall terminate forthwith, and the Administrative Agent may, with the consent of the Majority Lenders, or shall, at the direction of the Majority Lenders, proceed to enforce payment of such balance or part thereof in such manner as the Administrative Agent may elect, and each Lender may offset and apply toward the payment of such balance or part thereof, and to the curing of any such Event of Default, any Indebtedness from such Lender to the Borrower, including any Indebtedness represented by deposits in any general account maintained with such Lender or any obligations of such Lender under the Master Agreement.

               Section 6.2 Annulment of Defaults. An Event of Default shall not be deemed to be in existence for any purpose of this Agreement if the Administrative Agent, with the consent of or at the direction of the Majority Lenders, subject to Section 6.1, shall have waived such event in writing or stated in writing that the same has been cured to its reasonable satisfaction, but no such waiver shall extend to or affect any subsequent Event of Default or impair any rights of the Administrative Agent or the Lenders upon the occurrence thereof.

               Section 6.3 Waivers. The Borrower hereby waives to the extent permitted by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor in connection with any of the Indebtedness hereunder or evidenced by the Notes, (b) any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under the provisions of this

Agreement or any Note, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or any Note, except for any such notice required by statute which cannot be waived prior to default and any defense relating to any such notice or any notice required by this Agreement or any Note.

                                   ARTICLE VII

                            The Administrative Agent

               Section 7.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder as are delegated by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except to the extent resulting from its or their own gross negligence or willful misconduct as determined by a final non-appealable judicial order of a court of competent jurisdiction.

               Section 7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

               Section 7.3 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 7.3, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.


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



               Section 7.4 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in reliance on such advice of counsel.

               Section 7.5 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any Note, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties and are what they purport to be.

               Section 7.6 Agents and Affiliates. With respect to the Commitment and the Loans, any Lender which is an Affiliate of the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its other Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Affiliates of, or Persons doing business with, the Borrower, including the transactions contemplated in the Master Agreement, as if it were not affiliated with the Administrative Agent and without any obligation to account therefor.

               Section 7.7 Responsibility of the Administrative Agent. The duties and obligations of the Administrative Agent under this Agreement and the Security Agreement are only those expressly set forth in this Agreement and in the Security Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has been notified in writing by the Borrower of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof. The Administrative Agent shall not be liable hereunder or under the Security Agreement to any Lender for any action taken or omitted to be taken except to the extent resulting from its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.


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

               Section 7.8 Action by Administrative Agent.

                       (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Security Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders (or where expressly required hereunder, all Lenders) to exercise or refrain from exercising such rights or to take or refrain from taking such action, provided that the Administrative Agent shall not exercise any rights under Section 6.2(a) of this Agreement without the request of the Majority Lenders unless time is of the essence, in which case such action shall be taken as and to the extent that the Administrative Agent shall, in its sole discretion, determine to be appropriate. The Administrative Agent shall incur no liability to the Lenders under or in respect of this Agreement or the Security Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent may seek indemnification from the Lenders before taking any action and may refrain from taking such action if there is no indemnification.

                       (b) The Administrative Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or the Security Agreement in accordance with the instructions of the Majority Lenders (or where expressly required hereunder, all Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

               Section 7.9 Notice of Default. In the event that the Administrative Agent or a Lender shall have been notified in writing of any Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent (provided failure to give such notice shall not result in any liability on the part of such Lender or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the Security Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or the Security Agreement in respect of any Default or Event of Default within ten (10)


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

days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 6 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions unless time is of the essence, in which case the Administrative Agent may act in accordance with its reasonable discretion.

               Section 7.10 Responsibility Disclaimed. The Administrative Agent shall not have any liability or responsibility whatsoever in its capacity as Administrative Agent:

                       (a) To the Borrower or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

                       (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or any Note, or any other Loan Document or
(ii) any other obligor under any other Loan Document;

                       (c) To any Lender or Lenders for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

                       (d) To any Person for any act or omission other than to the extent arising from gross negligence or willful misconduct of the Administrative Agent or, in the case of the Borrower, breach of the duties imposed on the Administrative Agent as secured party by applicable law, in any case as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

               Section 7.11 Indemnification. Each Lender agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) pro



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rata according to such Lender's respective Commitment Ratio, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and expenses of experts, agents, consultants, and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent, as the case may be, as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The provisions of this Section 7.11 shall survive the termination of this Agreement.

               Section 7.12 Credit Decision. Each Lender represents and warrants to each other and to the Administrative Agent that:

                       (a) In making its decision to enter into this Agreement and to make Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent; and

                       (b) So long as any portion of the Commitment or Loans remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

               Section 7.13 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving ten (10) days' prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which successor agent shall be approved by the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor



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

Administrative Agent from among the Lenders, which shall be reasonably acceptable to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 7.13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                                  ARTICLE VIII

                   Change in Circumstances Affecting LIBOR Advances

               Section 8.1 LIBOR Basis Determination Inadequate. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in United States Dollars (in the applicable amount) are not being offered to each of the Lenders (for purposes of this Section 8.1, the term "Lender" shall include any parent or holding company of any of such Lenders) in the London interbank deposit market for such Interest Period or if any Lender gives the Administrative Agent notice that such Lender has determined that LIBOR would not adequately and fairly reflect the cost to such Lender of making or maintaining an applicable LIBOR Advance proposed to be subject to such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist (at which time a new Interest Period shall commence), such LIBOR Advance shall bear interest at rate per annum equal to the sum of the Federal Funds Rate plus .50% (50 basis points) plus the Applicable Margin. Such interest shall be payable in arrears quarterly and on the Local Business Day following the commencement of a new Interest Period.

               Section 8.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law, or any change in interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or



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

compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain, or fund its LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 8.2, such Lender shall designate a different lending office and shall take such alternative courses of action if such designation or courses of action will avoid the need for giving such notice and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in
Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected LIBOR Advance of the Lender so affected, together with accrued interest thereon, either (a) on the last day of the then current Interest Period applicable to such Advance if the Lender may lawfully continue to maintain and fund such Advance to such day or (b) immediately if the Lender may not lawfully continue to fund and maintain such Advance to such day.

               Section 8.3 Increased Costs.

                       (a) If any Regulatory Change:

                                  (i) Shall subject any Lender (for purposes
        of this Section 8.3 (a) and (b), the term "Lender" shall include any parent or holding company of such Lender) to any tax, duty, or other charge with respect to its obligation to make LIBOR Advances, or its LIBOR Advances, or shall change the basis of taxation of payments to such Lender of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement in respect of its LIBOR Advances or its obligation to make LIBOR Advances (except for changes in the rate of tax on the overall net income of such Lender); or

                                  (ii) Shall impose, modify, or deem applicable
        any reserve (including, without limitation the LIBOR Reserve Percentage or any other reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment, or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit


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

        extended by any Lender, or shall impose on any Lender or the eurodollar interbank borrowing market any other condition affecting its obligation to make such LIBOR Advances or its LIBOR Advances;

and the result of any of the foregoing is to increase the cost to any Lender of making or maintaining any such LIBOR Advances, or to reduce the amount of any sum received or receivable by any Lender under this Agreement or under its Note with respect thereto, then, on the earlier of three Business Days following written demand by such Lender or the Maturity Date, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 8.3 and will designate a different lending office and shall take alternative courses of action if such designation or courses of action will avoid the need for, or reduce the amount of, such compensation and will not, in the good faith judgment of such Lender, be otherwise disadvantageous to the Lender.

                       (b) A certificate of any Lender claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If such Lender demands compensation under this Section 8.3, the Borrower may at any time, upon at least five (5) Business Days' prior written notice to such Lender and the Administrative Agent, prepay in full the then outstanding affected LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof.

               Section 8.4 Effect On Other Advances. If notice has been given pursuant to Section 8.1, 8.2, or 8.3 hereof suspending the obligation of a Lender to make any type of LIBOR Advance, or requiring LIBOR Advances of such Lender to be repaid or prepaid, then the Borrower and such Lender shall negotiate in good faith with a view to establishing an alternate basis for determining the interest rate basis to be applicable to the Loans of such Lender; provided that all Lenders similarly affected shall be treated the same.



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                                   ARTICLE IX

                                  Miscellaneous

               Section 9.1 Notices.

                       (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postprepaid, one (1) day after being entrusted to a reputable commercial overnight delivery service, or upon confirmation of receipt after transmission by facsimile addressed to the party to which such notice is directed at its address determined as provided in this Section 9.1, provided that all notices and other communication given to the Administrative Agent under
Article 2 shall not be deemed received by the Administrative Agent until the Administrative Agent actually receives such notice or communication. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                       (i)   If to the Borrower, to it at:

                             HCA Inc.
                             One Park Plaza
                             Nashville, TN  37203
                             Attn: Keith Giger
                             Telecopy: 615-344-5720

                       (ii)  If to the Administrative Agent, to it at:

                             Toronto Dominion (Texas) Inc.
                             909 Fanin Street
                             Houston, TX  77010
                             Attn:  Alva J. Jones
                             Telecopy: (713) 951-9921

                             With copy sent to:



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


                             TD Securities (USA) Inc.
                             31 West 52nd Street
                             New York, New York 10019
                             Attn: P. Joseph Hegener, Jr.
                             Telecopy: (212) 974-6378

                       (b) If to the Lenders, to each at the addresses set forth beside its name on Schedule 4 hereof or, if applicable, on the Assignment and Assumption Agreement executed by such Lender.

Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 6 hereof and failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

                       (c) Any party hereto may change the address to which notices shall be directed under this Section 9.1 by giving ten (10) days' written notice of such change to the other parties.

               Section 9.2 Expenses.

                       (a) Each of the parties shall pay its own expenses in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents executed on the Agreement Date and the Amendment Date, the transactions contemplated hereunder and thereunder, and the making of the Advances in the initial Borrowing.

                       (b) The Borrower shall pay all reasonable out of pocket expenses of the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of any waiver, amendment, or consent by the Administrative Agent and Lenders, or any of them, relating to this Agreement or the other Loan Documents whether or not executed, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent but only if the relevant waiver or amendment or consent is requested in writing by the Borrower, and excluding an amendment to extend the Maturity Date, unless reimbursement of such expenses by the Borrower is provided for in a related Fee Agreement.

                       (c) The Borrower shall pay all reasonable out-of-pocket costs and expenses of enforcement of rights and collection against the Borrower or


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

the Collateral if an Event of Default occurs, which in each case shall include reasonable fees and out of pocket expenses of counsel (including the allocated cost of in-house counsel) for the Administrative Agent and each Lender, and the reasonable fees and out of pocket expenses of counsel and of any experts, agents, or consultants of the Administrative Agent and each Lender.

               Section 9.3 Waivers. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders or the Lenders in exercising any right shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event any Lender decides to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by such Lender or the Administrative Agent to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Administrative Agent or the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided, in writing, in such waiver or indulgence, or constitute a course of dealing by any Lender at variance with the terms of this Agreement such as to require further notice by any Lender of such Lender's intent to require strict adherence to the terms of this Agreement in the future.

               Section 9.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, after the Maturity Date (whether by acceleration or otherwise), the Lenders (and the Administrative Agent on their behalf) are hereby authorized by the Borrower at any time or from time to time, upon direction by the Administrative Agent, with the consent of the Majority Lenders, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness or any obligation of the Lender under the Master Agreement at any time held or owing by any Lender to or for the credit or the account of the Borrower, against and on account of the Obligations of the Borrower, to any Lender or such holder under this Agreement or any Note, including, but not



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

limited to, all Obligations arising out of or connected with this Agreement or any Note, irrespective of whether or not (a) the Administrative Agent and the Lenders shall have made any demand hereunder or (b) the Administrative Agent and the Lenders shall have declared the principal of and interest on the Loans and Notes and other amounts due hereunder to be due and payable as permitted by
Section 6.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by the Administrative Agent or any Lender shall be subject to the application of payments provisions of Article II hereof. Upon direction by the Administrative Agent, with the consent of the Majority Lenders, after the Maturity Date (whether by reason of acceleration or otherwise) each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed.

               Section 9.5 Assignment.

                       (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Lenders, and their respective successors and assigns, except that the Borrower may not assign any of its rights or transfer any of its duties thereunder without the prior written consent of each of the Lenders. Any attempted or purported assignment or transfer by the Borrower in contravention of this Section 9.5(a) shall be null and void.

                       (b) Any Lender may assign to one or more Eligible Assignees any or all of its rights, title, and interest hereunder and under any Note, the Loans, and the Commitment, provided that no such assignment shall be made without the consent of the Administrative Agent, and, except during the continuance of an Event of Default, the Borrower, which consent shall not be unreasonably withheld or delayed.

                       (c) Any assignment by any Lender of such interest hereunder and under any Note, the Loans, and the Commitment shall be in a minimum aggregate principal amount of $10,000,000 (or, if less, the remaining balance of such interest hereunder and under such Note, the Loans, and the Commitment), unless the Borrower shall have consented otherwise, and (i) shall be of a constant, and not a varying, percentage of such Lender's rights and obligations being assigned under this Agreement, (ii) the parties to such assignment shall execute and deliver to the Administrative Agent, for its recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee payable to the Administrative Agent



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

in the amount of $3,500, and (iii) the Borrower shall issue a new Note to each Lender party to such assignment against receipt of the existing Note of the assignor Lender in accordance with Section 2.8. Upon such execution, delivery, and recording, from and after the Effective Date, as defined in the Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder.

                       (d) Any Lender may participate any of its rights hereunder and under any Note, the Loans, or the Commitment with the written consent of the Borrower, provided that any grant of rights to a participant with respect to the Loans by such Lender shall state that such rights exist only as a result of the agreement between the participant and such Lender. The holder of any such participation shall not be entitled to require such Lender to take or omit to take any action under this Agreement except any action that would extend the maturity of such Note or the mandatory reductions of the Commitment, reduce the interest rate payable on such Note or the commitment fee, increase the Commitment, forgive the payment of principal or interest on such Note, or extend any payment date with respect thereto, in each case solely to the extent that it participates in such Note, Commitment, or commitment fee.

                       (e) [Reserved]

                       (f) In connection with each assignment or participation hereunder, the assigning or granting Lender shall deliver to the assignee or participant Lender a copy of each Federal Reserve Form delivered to it hereunder.

                       (g) Any Lender that proposes to assign or participate any of its rights hereunder and under any Note, the Loans, or the Commitment hereunder shall provide at least three (3) Business Days' written prior notice of such transaction to the Borrower and the Administrative Agent. No Lender shall, as between the Borrower and such Lender, be relieved of any of its obligations hereunder as a result of any assignment or granting of participations in all or any part of the Loans, such Note, or the Commitment, or other obligations owed to such Lender, except that such Lender shall be relieved of its obligations hereunder to the extent of any assignment of all or any part of the Loans, such Note, or the Commitment made pursuant to Section 9.5(b) to the extent these obligations are assumed by the relevant assignee. All amounts payable to any Lender under this Section 9.5 shall be determined as if such Lender had not (a) sold any participations and (b) made any pledges or assignments pursuant to Section 9.5(h).

                       (h) Nothing contained in this Section 9.5 shall prevent or prohibit any Lender from assigning or pledging all or any portion of the Loans and any Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by the Board of Governors of the Federal Reserve System of the United States; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

                       (i) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises, and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Lenders.

                       (j) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the representations and warranties expressly set forth in the applicable Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with any of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.5 (or if no such financial statements shall have then been delivered, then copies of the financial statements referred to in
Section 4.3) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee appoints and authorizes the Administrative Agent as its agent pursuant to, and in accordance with, Article 7 hereof.

                       (k) The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 9.5(k), to maintain at its address at which notices are to be given to it pursuant to Section 9.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, and the Lenders may treat each person whose name is so recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                       (l) Notwithstanding any other provision set forth in this Agreement, the obligations of the Borrower to any assignee under the Loan Documents shall be no greater than they would be in the absence of any transfer.

               Section 9.6 Tax Treatment.

                       (a) Each of the Lenders (which for purposes of this Section 9.6 shall include any member of Canadian Investments LLC) and the Borrower each agree that, solely for U.S. tax purposes, it (i) will treat the transaction contemplated by the Loan Documents (the "Transaction") as a series of purchases of Shares by the Borrower on the dates on which Shares are acquired by or on behalf of such Lender, which Shares are pledged by the Borrower to such Lender and held by a custodian for such Lender to secure the Borrower's obligations under a loan from such Lender to the Borrower, (ii) will treat such Lender as entitled to repayment of the Loan and all payments of interest with respect to the Loan in cash by the Borrower to such Lender, regardless of whether such cash is derived directly from the Borrower or any other source, and
(iii) will not take any action (including filing any tax return or form or taking any position in any tax proceeding) that is inconsistent with such treatment, unless such action or position is required by a change in statutory law or regulation or by a judicial or other authoritative interpretation of the law enacted, promulgated or published after the date of this Agreement. Nothing in the preceding sentence, however, shall affect the rights granted or obligations imposed upon the parties in the Loan Documents.

                       (b) Each of the Lenders agrees to use reasonable efforts to notify the Borrower in writing of any written request for information from, audit by, proposed adjustment from or other inquiry by or dispute with any applicable taxing authority that concerns the treatment of the Transaction for U.S. tax purposes within thirty business days of the receipt of the relevant communication from such taxing authority.

               Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

               Section 9.8 Governing Law. This Agreement, the Notes and the Loan Documents shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents to and will submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the addresses given in Section 9.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

               Section 9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

               Section 9.10 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.


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

               Section 9.11 Interest.

                       (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment in excess of such maximum rate is made by the Borrower or is received by any Lender, then the amount of the excess shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent and such Lender to refund such excess sum forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

                       (b) Notwithstanding the use by the Lenders of LIBOR as a reference rate for the determination of interest on the Loans, no Lender shall be under any obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates tied to such reference rate.

               Section 9.12 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the Notes, and the Loan Documents to which the Borrower is a party embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

               Section 9.13 Amendment and Waiver. Neither this Agreement nor any term hereof nor any Loan Document may be amended orally, nor may any provision hereof be waived orally, but only by an instrument in writing signed by the Majority Lenders or the Borrower, as the case may be, and, in the case of an amendment, by the Borrower and the Majority Lenders, except that any amendment or waiver that would (a) increase or decrease (other than a pro rata decrease) in the amount of the Commitment or any Lender's Commitment Ratio, (b) change the timing of, or reduce the amount of, payments of principal, interest, and fees due hereunder, (c) release or impair any guaranty issued in favor of the Administrative Agent and the Lenders, (d) waive any Event of Default due to the failure by the Borrower to pay any sum due hereunder, (e) amend this Section 9.13, Section 9.5(a) or the definition of Majority Lenders, or (f) waive any condition precedent specified in Section 3.1 to the initial Advance hereunder, may be made only by an instrument in writing signed by all of the Lenders and, in the case of an amendment, also by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such may be made only by an instrument in writing signed by the Administrative Agent.



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

               Section 9.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

               Section 9.15 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement that is identified by the Borrower as being confidential at the time the same is delivered to such Lender or the Administrative Agent, provided that (a) nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation, or judicial process, (ii) to counsel for such Lender or the Administrative Agent, (iii) to bank examiners, auditors, or accountants, (iv) to any Affiliate of the Administrative Agent or any other Lender who shall have agreed to keep such information confidential as set forth herein, (v) in connection with any litigation to which any one or more of the Lenders or the Administrative Agent is a party, or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have agreed to keep such information confidential as set forth herein, and (b) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower.

               Section 9.16 Survival of Various Provisions. Notwithstanding anything herein which may be construed to the contrary, rights and obligations pursuant to Sections 2.9(c), 2.10, 5.16 and 9.6 hereof shall survive the termination of this Agreement and the payment and performance of all other Obligations, and obligations of a party under Section 9.6 shall also survive that party's transfer of its other rights and obligations hereunder insofar as those obligations relate to the period prior to the effective date of such transfer.


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

                                    ARTICLE X

                              Waiver of Jury Trial

               Section 10.1 Waiver of Jury Trial. THE BORROWER, THE ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY AGREE TO WAIVE AND HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION
10.1. EXCEPT AS PROHIBITED BY LAW, THE BORROWER WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT, OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


                     [Remainder of Page Intentionally Left Blank]



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



        IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:                               HCA INC., a Delaware corporation


                                             By: /s/ James T. Glasscock
                                                --------------------------------

                                             Title: V.P., Investments
                                                   ------------------------



ADMINISTRATIVE AGENT:                   TORONTO DOMINION (TEXAS) INC.


                                             By: /s/ Alva J. Jones
                                                --------------------------------

                                             Title: Vice President
                                                   ------------------------




LENDER:                                      CANADIAN INVESTMENTS LLC


                                             By: /s/ Alvin Shrago
                                                --------------------------------

                                             Title: Attorney-in-Fact
                                                   ------------------------




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